UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

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THE PROVIDENCE SERVICE CORPORATION

64 East Broadway Blvd.

Tucson, Arizona 85701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2011

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (the “Company”) will be held at the Arizona Inn, 2200 East Elm Street, Tucson, Arizona 85719, at 9:00 a.m. (local time) on May 17, 2011. The Annual Meeting is being held for the following purposes:

1. To elect one Class 2 director to serve for a three year term until the 2014 annual meeting of stockholders and until his successor has been duly elected and qualified, as more fully described in the accompanying Proxy Statement;

2. To reapprove the existing performance criteria under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended;

3. To hold a non-binding advisory vote on executive compensation;

4. To hold a non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation every one, two or three years;

5. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the 2011 fiscal year; and

6. To transact such other business as may properly come before the Annual Meeting or any of its adjournments, postponements or reschedulings.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, as shown by the transfer books of the Company, at the close of business on April 14, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or by voting via the Internet or by telephone. Instructions on how to vote by the Internet or by telephone are included in the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2011. Under rules of the Securities and Exchange Commission we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement, form of proxy card and our 2010 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available at http://www.edocumentview.com/PRSC.

By Order of the Board of Directors

Fletcher Jay McCusker
Chief Executive Officer and
Chairman of the Board of Directors

April 20, 2011

Tucson, Arizona

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE,

DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

AS PROMPTLY AS POSSIBLE OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY

TELEPHONE. SEE “VOTING PROCEDURES” IN THE ACCOMPANYING PROXY

STATEMENT FOR FURTHER DETAILS. IF YOU DO ATTEND THE MEETING, YOU MAY, IF

YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

THE PROVIDENCE SERVICE CORPORATION

64 East Broadway Blvd.

Tucson, Arizona 85701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of The Providence Service Corporation, a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders of the Company, or the Annual Meeting, to be held at the Arizona Inn, 2200 East Elm Street, Tucson, Arizona 85719, at 9:00 a.m. (local time) on May 17, 2011, and at any of its adjournments, postponements or reschedulings, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board’s proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about April 20, 2011.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 14, 2011, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments, postponements or reschedulings thereof. On the Record Date, there were 12,961,045 shares of the Company’s common stock, par value $0.001 per share, or Common Stock, outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. Each share of Common Stock is entitled to one vote.

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting or voted by internet or telephone, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted by following the instructions under “Voting Procedures – Changing or Revoking Your Vote.”

The principal executive offices of the Company are located at 64 East Broadway Blvd., Tucson, Arizona 85701, and the telephone number of the Company is (520) 747-6600. References to the “Company”, “Providence”, “we”, “us” or “our” mean The Providence Service Corporation.

VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, will be counted in determining the presence of a quorum. Withheld votes, abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. Under our amended and restated bylaws, in an uncontested election, to be elected, a director nominee must receive a majority of the votes cast at the Annual Meeting. The proposal regarding the non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation will be decided by a plurality vote of the votes cast on such proposal at the Annual Meeting, meaning the choice of frequency receiving the highest number of votes will be considered to be the non-binding advisory vote chosen by the Company’s stockholders. Approval of any other proposal will require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of a director or the non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation every one, two or three years. Abstentions, but not broker non-votes, on any other proposal will have the same legal effect as votes against the proposal. Broker non-votes will not count as votes against any proposal at the Annual Meeting. Cumulative voting is not permitted.

If you hold your shares in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), absent instructions from you, your broker may vote your shares on the ratification of the appointment of KPMG LLP, or KPMG, as the independent registered public accounting firm of the Company for the 2011 fiscal year, but may not vote your shares on the election of a director, the non-binding advisory vote on executive compensation, or the advisory vote on frequency of the advisory vote on executive compensation. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

In addition to voting in person by ballot at the Annual Meeting, if you are a registered stockholder (that is your stock is registered in your name), you may vote by mail, Internet or telephone.

Voting by Mail. To vote by mail, please sign, date and return to the Company as soon as possible the enclosed proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described below, you need not also mail a proxy to the Company.

Voting by Internet or Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may also vote by Internet or telephone by following the instructions included with your proxy card. The deadline for registered stockholders to vote by the Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 16, 2011. You are encouraged to vote electronically by Internet or telephone.

Set forth below is a summary of these two voting methods which registered stockholders may utilize to submit their votes.

Vote by Internet www.envisionreports.com/PRSC. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given to obtain your records and create a voting instructions form.

Vote by Telephone 1-800-652-8683. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and/or instruction card and then follow the directions given.

If you vote by Internet or telephone, you do not need to return your proxy card. Please note that although there is no charge to you for voting by Internet or telephone, there may be costs associated therewith such as usage charges from Internet access providers and telephone companies. The Company does not cover these costs; they are solely your responsibility.

If your shares are held in street name, please check your proxy card or contact your broker, bank or other nominee to determine whether you will be able to vote by Internet or telephone.

Voting at the Meeting. You may vote in person at the Annual Meeting. If you want to vote by ballot at the Annual Meeting and you hold your shares in street name (that is, through a bank or broker), you must obtain a power of attorney or other proxy authority from that organization and bring it to the Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. Even if you plan to attend the meeting, you are encouraged to submit a proxy or vote by Internet or telephone to ensure that your vote is received and counted.

Changing or Revoking Your Vote. After voting, you may change your vote one or more times by completing and returning a new proxy to the Company, by voting again by Internet or telephone as described in this

Proxy Statement, or by voting in person at the Annual Meeting. Only the last vote timely received by the Company will be counted. You may request a new proxy card from the Company’s Corporate Secretary. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701 before the Annual Meeting. In addition, if you are permitted to vote by Internet or telephone, as described above, you may change your vote electronically by Internet or telephone by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 16, 2011.

Failure to Provide Voting Instructions. If you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

•	“FOR” the election of Warren S. Rustand as a Class 2 director;

•	“FOR” the approval of the existing performance criteria under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended;

•	“FOR” the non-binding advisory vote on the executive compensation;

•	“FOR” the non-binding advisory vote on executive compensation to be held every year;

•	“FOR” the ratification of the appointment of KPMG as the independent registered public accounting firm of the Company to serve for the 2011 fiscal year; and

•

with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Solicitation of Proxies. The entire cost of soliciting proxies, including the costs of preparing, assembling and mailing this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the 2010 Annual Report to Stockholders to the beneficial owners of the shares they hold of record.

The Company has retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies on the Board’s behalf and to provide related advice and informational support to the Company. The Company estimates that Innisfree will receive fees for services totaling $15,000 plus reasonable out-of-pocket expenses incurred on the Company’s behalf.

If you have any questions or require assistance in voting your shares, please call Innifree:

Innisfree M&A Incorporated

501 Madison Avenue – 20th Floor

New York, NY 10022

Stockholders call toll free: (888) 750-5834

The Company is not presently aware of any matters that will be brought before the Annual Meeting, which are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by each stockholder known by Providence to own beneficially more than five percent of our outstanding Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name and Address	No. of Shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
FMR LLC (2) Edward C. Johnson 3d	1,790,687	13.8%

Zesiger Capital Group LLC (3)	961,365	7.4%

Ameriprise Financial, Inc. (4) Columbia Management Investment Advisors, LLC	852,362	6.6%

BlackRock, Inc. (5)	816,734	6.3%

William Blair & Company, L.L.C. (6)	768,219	5.9%

(1)	The securities “beneficially owned” by each stockholder are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission, or SEC. Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC (82 Devonshire Street, Boston, MA 02109) and an investment adviser is the beneficial owner of 1,790,687 shares of the Common Stock as a result of acting as investment adviser to various investment companies. One investment company, Fidelity Small Cap Discovery Fund, held 772,092 shares of Common Stock and another investment company, Fidelity Small Cap Value Fund held 1,016,495 shares of Common Stock. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2011.
(3)

Represents shares of Common Stock indirectly beneficially owned by Zesiger Capital Group LLC (460 Park Avenue, 22nd Floor, New York, NY 10022). Zesiger Capital Group LLC disclaims beneficial ownership of all of the shares of Common Stock which are held in discretionary accounts managed by Zesiger Capital Group LLC. This information is based on the Schedule 13G/A filed with the SEC on February 11, 2011.

(4)	Ameriprise Financial, Inc. (145 Ameriprise Financial Center, Minneapolis, MN 55474), or AFI, is the parent company of Columbia Management Investment Advisors, LLC (100 Federal St., Boston, MA 02110), or CMIA, and may be deemed to beneficially own the shares of Common Stock beneficially owned by CMIA. Each of AFI and CMIA disclaims beneficial ownership of all shares of Common Stock. This information is based on the Schedule 13G filed with the SEC on February 11, 2011.
(5)	This information is based on the Schedule 13G/A filed by Black Rock, Inc. (40 East 52nd Street, New York, NY 10022) with the SEC on February 8, 2011.

(6)	This information is based on the Schedule 13G/A filed by William Blair & Company, L.L.C. (222 W. Adams, Chicago, IL 60606) with the SEC on February 8, 2011.

Management and Directors Only

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by (a) all of Providence’s directors and nominees for director, (b) all of Providence’s executive officers named in the “Summary Compensation Table” which follows and (c) all of Providence’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares:

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Michael N. Deitch (2)	74,013	*
Fred Furman (3)	122,120	*
Fletcher Jay McCusker (4)	183,258	1.4%
Craig A. Norris (5)	58,424	*
Herman Schwarz (6)	52,495	*
Terence J. Cryan (7)	7,999	*
Hunter Hurst, III (8)	64,000	*
Richard A. Kerley	—	*
Kristi L. Meints (9)	81,429	*
Warren S. Rustand (10)	40,000	*
Richard Singleton (11)	40,000	*
All directors, director nominees and executive officers as a group (12 persons)(12)	728,330	5.4%

*	Less than 1%
(1)	The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes 1,157 shares of restricted stock that will vest within 60 days of the Record Date and 72,856 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(3)	Includes 24,661 shares of Common Stock held by Mr. Furman, 1,157 shares of restricted stock that will vest within 60 days of the Record Date and 96,302 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(4)	Includes 34,973 shares of Common Stock held by Mr. McCusker, 6,947 shares of restricted stock that will vest within 60 days of the Record Date and 141,338 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include 2,000 shares of Common Stock held by The Fletcher J. McCusker GRAT for the benefit of Mr. McCusker’s son, as to which Mr. McCusker disclaims beneficial ownership.

(5)	Includes 798 shares of Common Stock held by Mr. Norris, 1,794 shares of restricted stock that will vest within 60 days of the Record Date and 55,832 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(6)	Includes 15,283 shares of Common Stock held by Mr. Schwarz, 1,157 shares of restricted stock that will vest within 60 days of the Record Date and 36,055 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(7)	Includes 666 shares of Common Stock held by Mr. Cryan, 667 shares of restricted stock that will vest within 60 days of the Record Date and 6,666 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(8)	Includes 34,000 shares of Common Stock held by Mr. Hurst and 30,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(9)	Includes 10,000 shares of Common Stock held by Ms. Meints and 71,429 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(10)	Includes 40,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(11)	Includes 40,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(12)	Includes 13,863 shares of restricted stock that will vest within 60 days of the Record Date, 594,086 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date and 120,381 shares of Common Stock.

PROPOSAL 1—ELECTION OF A DIRECTOR

The Company’s second amended and restated certificate of incorporation provides that the number of directors be between five and eleven as determined by the Board. The Board is currently set at seven and is divided into three classes approximately equal in size, serving staggered three year terms. Each class must be as nearly equal in size as possible. At each annual meeting of stockholders the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. On April 12, 2011, the Board approved a reduction in the size of the Board from seven to five directors effective on the date of the Annual Meeting, thus, reducing the size of Class 2 to one director.

Under the Company’s amended and restated bylaws in the uncontested election, to be elected, a director nominee must receive a majority of the votes cast in an uncontested election. In an uncontested election, the incumbent director nominee must submit an irrevocable resignation that is subject to (i) that director receiving less than a majority of the votes cast in the uncontested election, and (ii) acceptance of the resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive a majority of the votes cast in an uncontested election, the Nominating and Governance Committee will make a recommendation to the full Board as to whether to accept or reject the resignation or whether other action should be taken. The full Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. The Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.

The Board proposes the election of Warren S. Rustand as a Class 2 director. Mr. Rustand was nominated by the Company’s Nominating and Governance Committee, which nomination was confirmed by the Board. Mr. Rustand has consented to serving as a nominee for election to the Board, to being named in the Proxy Statement and to serving as a member of the Board if elected by the Company’s stockholders. Information regarding Mr. Rustand is set forth below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Rustand.

The Board of Directors has no reason to believe that Mr. Rustand is unable to serve or will not serve if elected. If for any reason Mr. Rustand becomes unable to serve or for good cause will not serve if elected, the Nominating and Governance Committee of our Board of Directors may designate a substitute nominee, in which event the shares represented by proxies returned to us will be voted for such substitute nominee. If the Nominating and Governance Committee designates a substitute nominee, we will file an amended proxy statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the applicable rules promulgated by the SEC.

If elected, Mr. Rustand is expected to serve until the 2014 annual meeting of stockholders or his successor is duly elected and qualified. Mr. Rustand is presently a director of the Company.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of Mr. Rustand or, in the event of death, disqualification, refusal or inability of the nominee to serve, for the election of such other person as the Board may recommend in the place of Mr. Rustand to fill the vacancy.

The Board unanimously recommends that the stockholders vote “FOR” election of Mr. Rustand as a director of the Company for the ensuing term.

The following table sets forth certain information with respect to the current directors and director nominee as of April 20, 2011.

Name	Age	Class	Term Expires
Terence J. Cryan (1)(2)(3)(6)	48	2	2011

Hunter Hurst, III (1)(2)(3)	72	1	2013

Richard A. Kerley (1)(2)(3)	61	1	2013

Fletcher Jay McCusker	61	3	2012

Kristi L. Meints (1)(2)(3)	56	3	2012

Warren S. Rustand (4)(5)	68	2	2011

Richard Singleton (1)(2)(3)(6)	75	2	2011

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee
(4)	Lead Director
(5)	Director Nominee
(6)	Messrs. Cryan’s and Singleton’s respective term of office as a director will expire at the Annual Meeting.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future needs. The Board also believes that all directors must possess a considerable amount of business management and social services related experience. The Nominating and Governance Committee considers, among other things, a candidate’s board experience, education, whether they are independent under applicable Nasdaq listing standards and the SEC rules, financial expertise, integrity, financial integrity, ability to make independent and analytical inquiries, understanding of the Company’s business environment, experience in the social services industry and knowledge about the issues affecting the social services industry, and willingness to devote adequate time to Board and committee duties when considering director candidates. The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under “Corporate Governance – Director Nominee Selection Process”. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

Director Nominee

Warren S. Rustand has served as our director since May 2005, our lead director since January 2007. Since January 2004, Mr. Rustand has served as managing director of SC Capital Partners LLC, an investment banking group which includes: corporate advisory services, a private equity fund, capital sourcing, with a focus on the microcap market. Since January 2001, he has served as the Chief Executive Officer of Summit Capital Consulting, a firm which specializes in the development of small to midsize companies by sourcing, and structuring financial, and human capital resources for the organization. Mr. Rustand has served as a member of the board of directors for over

40 public, private, and not-for-profit organizations. The range of these organizations is from multibillion dollar public companies, to midsize, early stage, and startup companies. Mr. Rustand was chairman and Chief Executive Officer of Rural Metro Corp., a $600 million emergency services company traded on Nasdaq. In addition, Mr. Rustand has had a long term interest in public policy, and in 1973, was selected as a White House Fellow. During his fellowship, he served in various positions such as special assistant to the Secretary of Commerce and special assistant to the Vice President. In addition, from 1974 to 1976, he served as the Appointments Secretary to the President. Mr. Rustand served as a director of TLC Vision Corporation, a Nasdaq listed eye-care services company, and the chairman of its audit committee. He serves as a director of MedPro Safety Products, Inc., a medical device safety products company, where he chairs the audit committee and serves on other board committees. He received his bachelor’s degree and master’s degree from the University of Arizona in 1965 and 1972, respectively.

Mr. Rustand’s positions as a member of the board of directors for many public, private and not-for-profit organizations, managing director of SC Capital Partners LLC, Chief Executive Officer of Summit Capital and tenure as a senior executive at other organizations has enabled him to provide our board of directors with valuable business, leadership and management perspectives and business acumen. Mr. Rustand also brings financial expertise to our Board, including his prior service as chairman of the audit committee of other public companies.

Directors

Hunter Hurst, III has served as our director since December 1996 and chairperson of the nominating and corporate governance committee of our board of directors since May 2005. Mr. Hurst served as Director of the National Center for Juvenile Justice from its founding in 1973 until his retirement in May 2008. The Center (NCJJ) is the leading resource for juvenile justice research and statistics in the western hemisphere. He has directed over thirty applied research studies and has authored numerous publications relating to juvenile issues. He received his bachelor’s degree in psychology and master’s degree in social work from Louisiana State University in 1960 and 1965, respectively.

Mr. Hurst has extensive knowledge in evaluating the justice system performance related to children and families, budgeting, internal control, diversifying revenue streams as an important means of controlling risk and charting public policy impact on internal operations from his experience as Chief Executive of NCJJ. In addition, Mr. Hurst has served on the board of directors of numerous not-for profit organizations that span the entire spectrum of human services from treatment of severely emotionally disturbed children to battered women, violent youth, work release for the criminally confined, employment agencies for youth and drug treatment. Further, Mr. Hurst has served as an expert witness and provided testimony to numerous state legislatures, judiciary committees of the U.S. House of Representatives and Senate, the United Nations and the International Association of Youth Magistrates. Mr. Hurst is able to provide industry insight to the Board’s discussions of the Company’s challenges, opportunities and operations.

Richard A. Kerley is currently the Senior Vice President and Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain. Mr. Kerley has served in these positions since November 2008. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation, a privately-held manufacturer and wholesaler of musical instruments and amplification equipment, and distributor of musical instrument accessories. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner in Delotte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. He received a bachelor of business administration degree in accounting from Marshall University in 1971 and is a certified public accountant in the State of Arizona.

Mr. Kerley is a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. Mr. Kerley’s strong financial background provides our board of directors with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

Fletcher Jay McCusker has served as our chairman of the board of directors and Chief Executive Officer since our company was founded in December 1996. Prior to founding our company, Mr. McCusker served as Executive Vice President of Youth Services International, Inc., a Nasdaq listed company that provided private institutional care for at-risk youth, from July 1995 until December 1996. From September 1992 until July 1995, he served as Chief Executive Officer of Introspect Healthcare Corporation, a large multi-state behavioral health provider. In 1983, Mr. McCusker co-founded a mental health care company, Century Healthcare, which was sold to New York Stock Exchange listed Columbia Healthcare in 1992. Mr. McCusker received a bachelor’s degree in rehabilitation from the University of Arizona in 1974 and completed the public programs graduate program without a terminal degree at Arizona State University in 1982.

Mr. McCusker brings to Providence over forty years of experience in the social services industry. Mr. McCusker’s day to day leadership of Providence, as Chief Executive Officer, provides him with intimate knowledge of our business, results of operations and financial condition. As one of the founders of Providence, he has provided and continues to provide strategic guidance. Under his leadership we have grown our business to become a leading provider of home and community based social services and non-emergency transportation management services to over 8.0 million beneficiaries including children, adolescents and families who are eligible to receive our services due to income level and emotional and educational disabilities. The Board believes that Mr. McCusker provides unique insights into the Company’s challenges, opportunities, risks and operations.

Kristi L. Meints has served as our director and chairperson of the audit committee of our board of directors since August 2003. From January 2005 to December 2009 when she retired, and from August 1999 until September 2003, Ms. Meints served as Vice President and Chief Financial Officer of Chicago Systems Group, Inc., a technology consulting firm based in Chicago, Illinois. From October 2003 through December 2004, she served as Chief Financial Officer of Peter Rabbit Farms, a carrot and vegetable farming business in Southern California. From January 1998 until August 1999, she was interim Chief Financial Officer for Cordon Corporation, a start-up services company. Ms. Meints was group finance director for Avery Dennison Corporation, a New York Stock Exchange listed company that is a multi-national manufacturer of consumer and industrial products, from March 1996 until December 1997. From February 1977 until June 1995, she held a variety of financial positions at SmithKline Beecham Corporation, including as director of finance, worldwide manufacturing animal health products; and as manager of accounting and budgets for Norden Laboratories, Inc., one of its wholly owned subsidiaries. She received a bachelor’s degree in accounting from Wayne State College in 1975 and a master’s degree in business administration from the University of Nebraska in 1984.

Ms. Meint’s strong financial and operational background, including her experience as Chief Financial Officer of Chicago Systems Group, Inc. and Peter Rabbit Farms and senior finance positions at Avery Dennison Corporation and SmithKline Beecham Corporation, provides financial expertise to the Board, including an understanding of financial statements, budgeting, operational and corporate finance and accounting.

Non-director Executive Officers

The following is a brief summary of the background of each executive officer who is not a director as of April 20, 2011, or immediately prior to the Annual Meeting:

Michael N. Deitch, 54, a certified public accountant, has served as our Chief Financial Officer since June 1997. He was named our Secretary and Treasurer in October 1998. Prior to joining the Company, Mr. Deitch worked for two large public companies performing various finance, accounting, tax and management functions. He also worked for several years in public accounting serving as an independent auditor, tax preparer, and providing litigation support services. Mr. Deitch received a bachelor’s degree in accounting from the University of Tennessee in 1979 and a master’s degree in business administration from the University of Tennessee in 1981.

Fred D. Furman, Esq., 62, has served as our Executive Vice President since March 2006 and our general counsel since September 2003. From August 2002 until September 2003, Mr. Furman was self-employed as a consultant. Mr. Furman was previously with PMR Corporation, a publicly traded mental health company, from March 1995 until August 2002 (when PMR merged with Psychiatric Solutions, Inc.), where he held a number of positions, including most recently, from September 1997 through August 2002, as its President and General Counsel. Mr. Furman is a former partner and head of the litigation department for the Philadelphia law firm of Kleinbard, Bell & Brecker LLP. Mr. Furman received his bachelor’s degree in history from Temple University in 1969 and a juris doctorate degree from Temple University, School of Law in 1973.

Craig A. Norris, 43, has been with the Providence since our inception in 1997 serving in various capacities, including Eastern Division President and member of the Board from 2008-2009. Presently Mr. Norris serves as our Chief Operating Officer, a position he has held since 2004. Before joining Providence, Mr. Norris served as the Chief Operating Officer of a privately held organization providing behavioral health services in Arizona. Mr. Norris has held various roles in managed behavioral healthcare and public sector emergency psychiatric services through the Arizona Department of Health Services.

Herman Schwarz, 48, was appointed to serve as Chief Executive Officer of our non-emergency transportation management services business (comprising Charter LCI Corporation, including its subsidiaries (collectively “LogistiCare”)) on May 20, 2009. Mr. Schwarz has over 20 years of experience and proven skills in strategy development, operations management, financial management, mergers and acquisitions activity, and sales and marketing leadership. From January 2007 to May 2009, Mr. Schwarz served as Chief Operating Officer of LogistiCare responsible for its day-to-day operations including call center operations, client relationships, subcontractor management, service delivery and quality assurance. Prior to joining LogistiCare in 2007, Mr. Schwarz was the founder and partner of C3 Marketplace LLC, a buying service venture that delivers cost effective sourcing from Asia to small and medium sized retailers and manufacturers from August 2005 to December 2006. Other previous executive positions include President and Chief Executive Officer of Aegis Communications Group Inc., or Aegis, a publicly-traded provider of outsourced call center services, President of Elrick & Lavidge, the marketing research division of Aegis, as well as various senior roles with Selig Industries and National Linen Service, divisions of National Service Industries, from 1992 to 2005. Mr. Schwarz received a master’s degree in business administration from the Wharton School of Business at the University of Pennsylvania and a bachelor’s degree in commerce from the University of Virginia.

Leamon A. Crooms III, 48, was appointed to serve as our Chief Strategy Officer effective February 1, 2010. While employed by Cap Gemini Ernst & Young as Senior Manager from August 2000 to July 2003, Bearing Point as Manager (formerly KPMG LLP) from August 1999 to August 2000 and Ernst & Young LLP as Senior Consultant from June 1997 to July 1999, he provided strategic input and led new market strategies for Federal Express, Eckerd Health Services, Bed, Bath and Beyond, General Electric, Catholic Healthcare West, ANB AMRO Bank and Hewlett Packard. Most recently, from August 2003 until January 2010, he was Chief Advisor of Strategic Growth Advisors, a business advisory firm that he founded. Mr. Crooms has a BA from the University of California, Davis and an MBA from the University of Arizona-Eller School of Business.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Currently, the Board believes that the Company’s Chief Executive Officer is best situated to serve as chairman of the board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our corporate strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes the combined role of chairman and Chief Executive Officer, together with an independent lead director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Recognizing the importance of the Board to be able to meet independent of management and for there to be independent oversight of management, in 2007, the Board created the position of lead director. Mr. Rustand serves as lead director of the Board. The Board has determined that the lead director will (a) preside at all meetings of the Board at which the chairman is not present including executive sessions of the independent directors; (b) respond directly to stockholder and other stakeholder questions and comments that are directed to the lead director or to the independent directors as a group, with such consultation with the chairman or other directors as the lead director may deem appropriate; (c) review meeting agendas and schedules for the Board; (d) ensure personal availability for consultation and communication with independent directors and with the chairman, as appropriate; and (e) call special meetings of the independent directors in accordance with Providence’s by-laws, as the lead director may deem to be appropriate.

Independence of the Board

The Board believes that independence depends not only on our director’s individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee of the Board, uses the current standards for “independence” established by The Nasdaq Stock Market LLC, referred to in the remainder of this proxy statement as “Nasdaq”, to evaluate any material relationship a director may have with Providence to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with Providence or any subsidiary in the consolidated group other than as a director of another Board of Directors. Any relationship that falls below a threshold set forth by the standards for “independence” established by Nasdaq and our corporate governance guidelines, or is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that all of the directors are independent except for Mr. McCusker, who is employed by Providence. While the Company engages a consultant to administer its employee benefits plans that employs two of Mr. Rustand’s sons (as described below in subsection “—Certain Relationships and Related Transactions”), which information is required to be disclosed as a related party transaction under Item 404(a) of SEC Regulation S-K, the Board has affirmatively determined this relationship to be immaterial based on the dollar amounts involved in the transaction.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any risks thereof. These reports include actions taken by senior management to monitor and control such risks.

Communication with the Board

Stockholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to Providence’s Board, c/o Michael N. Deitch, Corporate Secretary, The Providence Service Corporation, 64 East Broadway Blvd., Tucson, Arizona 85701. In the letter, the stockholder must identify him or herself as a stockholder of Providence. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to Providence’s Board.

Meetings of the Board of Directors and Committees

During the 2010 fiscal year, the Board held six meetings, the Audit Committee held 12 meetings, the Compensation Committee held 11 meetings and the Nominating and Governance Committee held seven meetings.

During fiscal 2010, none of the directors attended less than 75% of all of the meetings of the Board held during the period for which he or she was a director or less than 75% of the meetings of each committee of the Board held during the period in which he or she served on such committee.

Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2010. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

The Board has an internal policy that all of the directors should attend the annual meeting of stockholders, absent exceptional cause. All directors attended the 2010 annual meeting of stockholders.

Committees of the Board of Directors

The Board has three separately-designated standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each as described below:

Audit Committee. The Audit Committee is currently composed of Ms. Meints (Chairperson) and Messrs. Cryan, Hurst, Kerley and Singleton. The Audit Committee is directly responsible for:

•	appointing, overseeing and compensating the work of the outside auditor;

•	reviewing Providence’s quarterly financial statements and earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by Providence’s outside auditor;

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engaging in a dialogue with the outside auditor regarding relationships which may impact the independence of the outside auditor and being responsible for oversight of the independence of the outside auditor;

•	reviewing and approving the report of the Audit Committee to be filed with the SEC;

•	reviewing with the outside auditor the adequacy and effectiveness of the internal controls over financial reporting;

•	establishing procedures for the submission of complaints, including the submission by the Company’s employees of anonymous concerns regarding questionable accounting or auditing matters;

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reviewing with Providence’s Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design or operation of our internal controls and any fraud, whether or not material, that involves our management or other employees who have a significant role in the Providence’s internal controls;

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reviewing and approving all transactions between Providence and any Related Person that are required to be disclosed under Item 404 of SEC Regulation S-K, or Item 404. The terms “Related Person” and “transaction” have the meanings given to such terms in Item 404, as may be amended from time to time; and

•	reviewing and assessing annually the adequacy of the Audit Committee Charter.

The Board has determined that each member of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has also determined that Ms. Meints and Mr. Kerley are each an “audit committee financial expert” as defined under Item 407 of SEC Regulation S-K.

Compensation Committee. The Compensation Committee currently consists of Messrs. Cryan, Hurst, Kerley (Chairperson) and Singleton and Ms. Meints. The Compensation Committee is directly responsible for:

•	reviewing and determining annually the compensation of Providence’s Chief Executive Officer and other executive officers;

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preparing an annual report on executive compensation for inclusion in Providence’s annual proxy statement for each annual meeting of stockholders in accordance with applicable SEC rules and regulations;

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reviewing and discussing with Providence’s management the Compensation Discussion and Analysis required by Item 402 of SEC Regulation S-K. Based on such review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in Providence’s annual report or proxy statement for the annual meeting of stockholders;

•	approving the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with executive officers;

•	approving compensation programs and grants involving the use of Common Stock and other equity securities; and

•	reviewing and assessing annually, the Compensation Committee’s performance and the adequacy of the Compensation Committee Charter.

In addition, the Compensation Committee administers The Providence Service Corporation 2006 Long-Term Incentive Plan.

As provided in its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees of the Compensation Committee. To date, the Compensation Committee has not delegated its responsibilities. Mr. McCusker, our Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the compensation of executive officers, other than himself, but does not participate in the final deliberations of the Compensation Committee. The Compensation Committee has the authority to retain independent counsel or other advisors and has, in the past, retained compensation consultants and outside counsel to assist it.

In June 2009, the Compensation Committee engaged Mercer (US), or Mercer, to provide objective executive compensation consulting services, which included a review of the competiveness of the Company’s 2009 executive compensation programs, with a focus on helping the Compensation Committee develop a compensation strategy beginning in 2010. Mercer attended meetings of the Compensation Committee to discuss findings and recommendations from its analyses. In 2010, the Company incurred fees equal to an aggregate of approximately $4, 000 for services provided by Mercer in 2010. A significant portion of the services provided by Mercer related to executive compensation for 2010 was provided in 2009. In 2009, the Company incurred fees equal to an aggregate of approximately $74,000 for services provided by Mercer in 2009.

Two affiliates of Mercer, Marsh USA, or Marsh, and Kroll Associates, Inc., or Kroll, have provided consulting services to the Company. Marsh provides the Company with management services related to the operations of one of its captive insurance subsidiaries and Kroll has, from time to time, since 2008 provided the Company with various investigative and background reports. In 2010, the Company incurred fees equal to an aggregate of approximately $109,000 related to services provided by Marsh and Kroll in 2010. Neither the Board nor any committee thereof was involved in the decision to engage Marsh or Kroll or asked to approve the Company’s business relationship with Marsh or Kroll (which occurred subsequent to the engagement of Mercer).

In 2010, the Compensation Committee engaged Longnecker & Associates, or Longnecker, as its independent consultant to advise it on executive compensation matters for fiscal year 2011. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, Longnecker will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During 2010, Longnecker provided no services to the Company other than its advice to the Compensation Committee on executive compensation issues for 2011. Longnecker attended meetings of the Compensation Committee to discuss findings and recommendations from its analyses. In 2010, the Company incurred fees equal to an aggregate of approximately $107, 000 for services provided by Longnecker in 2010. There are no affiliates of Longnecker with which the Company engages for goods or services.

The Compensation Committee believes that the advice it received from Mercer and Longnecker was objective and not influenced by Mercer’s, its affiliates’ or Longnecker’s relations with the Company based upon the following:

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based upon the Compensation Committee’s knowledge, the executive compensation consultants received no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer, any of its affiliates or Longnecker;

•	Mercer has not recommended its affiliates’ services to the Compensation Committee or the Company;

•	the Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	the consultant has direct access to the Compensation Committee without management intervention; and

•	the protocols for each of the respective engagements describe how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Compensation Committee determines the appropriate forum for receiving consultant recommendations. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company. All of the decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Mercer or Longnecker related to executive compensation for 2010 and 2011, respectively. Additional information regarding Mercer and its relationship with the Company and the Compensation Committee during 2009 and 2010 concerning the executive compensation determinations made by the Compensation Committee for 2010 can be found under “Executive Compensation – Compensation Discussion and Analysis” below.

The Board has determined that each member of the Compensation Committee is independent as defined in applicable Nasdaq listing standards.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Messrs. Hurst (Chairperson) Cryan, Kerley, Singleton and Ms. Meints. The Nominating and Governance Committee is responsible for, among other things:

•	selecting the slate of nominees of directors to be proposed for election by the stockholders and recommending to the Board individuals to be considered by the Board to fill vacancies;

•	developing and implementing policies regarding corporate governance matters and recommending any desirable changes to such policies to the Board;

•	establishing criteria for selecting new directors;

•	reviewing and assessing annually the performance of the Nominating and Governance Committee and the adequacy of the Nominating and Governance Committee Charter; and

•	reviewing and assessing annually the performance of the Board and the Company’s Chief Executive Officer.

The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable Nasdaq listing standards.

The Audit, Compensation and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.provcorp.com under “Investor Information.” Providence intends to disclose any amendments to these charters required by the SEC or listing standards of Nasdaq at the same location on our website.

Director Nomination Process

Director Qualifications

Nominees for director will be selected on the basis of outstanding achievement in their careers and other factors including: board experience; education; whether they are independent under applicable Nasdaq listing standards and the SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; experience in the social services industry and knowledge about the issues affecting the social services industry; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of Providence and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Providence’s financial statements.

Director Nominee Selection Process

In the case of an incumbent director whose term of office is set to expire at the next annual meeting of stockholders, the Nominating and Governance Committee reviews such director’s service to Providence during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) that director receiving less than a majority of the votes cast in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his/her background and execute a written representation and agreement, or the Director/Prospective Director Agreement.

The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.

In the case of a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Governance Committee based upon suggestions from current directors and executives and recommendations received from stockholders;

•	possible engagement of a director search firm;

•	interviews of candidates by the Nominating and Governance Committee;

•	reports to the Board by the Nominating and Governance Committee on the selection process;

•	recommendations by the Nominating and Governance Committee; and

•	formal nominations by the Board for inclusion in the slate of directors at the annual meeting.

New director candidates must also complete and submit a questionnaire with respect to his/her background and execute a Director/Prospective Director Agreement.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.

The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and Providence’s amended and restated bylaws. Under Providence’s amended and restated bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Providence’s amended and restated bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to Providence’s Annual Report on Form 10-K filed with the SEC on March 12, 2010 or upon the stockholder’s written request directed to the Company’s Corporate Secretary at the address given below. See “–Stockholder Nominations” below for a description of the procedures that must be followed to nominate a director.

Stockholder Nominations

According to Providence’s amended and restated bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701 in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, at 64 East Broadway Blvd, Tucson, Arizona 85701, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each notice of nomination is required to set forth:

•	a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration;

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the name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person;

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(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the amended and restated bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the amended and restated bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than 10 calendar days after the record date for the meeting to disclose such ownership as of the record date);

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a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder;

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any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;

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a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal;

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a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting;

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whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder;

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such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.

A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s amended and restated bylaws. If a majority of the Board reasonably determines that the information provided in a stockholders notice does not satisfy the informational requirements in any material respect, the Secretary of the Company will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary of the Company within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.

Compensation of Non-Employee Directors

As compensation for their service as directors of the Company from January 1, 2010 through May 31, 2010, each non-employee member of the Board received a $60,000 annual stipend, except that the Audit Committee Chair received a $90,000 annual stipend, the Lead Director received an $85,000 annual stipend, the Compensation Committee Chair received an $80,000 annual stipend and the Chair of the Nominating and Governance Committee received a $70,000 annual stipend (referred to as the Old Annual Stipends). From June 1, 2010 to December 31, 2010, each non-employee member of the Board received a $72,000 annual stipend, except for the Audit Committee Chair and Lead Director who each received a $108,000 annual stipend and the Chairs of the Compensation Committee and the Nominating and Governance Committee who each received a $96,000 annual stipend (referred to as the New Annual Stipends). Payment of the annual stipends was made on a monthly basis following each month of service and was prorated for the periods in which the Old Annual Stipends and New Annual Stipends were in effect during 2010. No additional payments were made to non-employee members for participating in Board and committee meetings. Non-employee director fees remain the same as the New Annual Stipend for 2011.

On June 14, 2010, each non-employee member of the Board then serving received an award of equity-based compensation under our 2006 Long-Term Incentive Plan consisting of 7,814 options and 5,750 shares of restricted Common Stock. The options expire ten years from the date of grant and are exercisable to purchase shares of our Common Stock, with an exercise price equal to the closing market price of our Common Stock on the date of grant. Both the options and restricted stock vest in three equal installments on the first, second and third anniversaries of the date of grant.

Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards (1)(2) ($)	Total ($)
Terence Cryan*	89,333	94,013	94,032	277,378
Hunter Hurst, III*	85,167	94,013	94,032	273,212
Richard Kerley	43,935	94,013	94,032	231,980
Kristi L. Meints*	100,500	94,013	94,032	288,545
Warren S. Rustand (3)	98,415	94,013	94,032	286,460
Richard Singleton	67,000	94,013	94,032	255,045

*	Committee Chair
(1)

On June 14, 2010, each non-employee director was awarded 5,750 shares of restricted stock and an option to purchase 7,814 shares of Common Stock under the 2006 Plan. The aggregate grant date fair value of the restricted stock and options awarded to each non-employee director was $94,013 and $94,032, respectively. The aggregate grant date fair value of the restricted stock and options was computed in accordance with the Financial Accounting Standards Board’s, or FASB Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation, or ASC 718. For a discussion of valuation assumptions, see Note 17, Stock-Based Compensation Arrangements, of our Annual Report on Form 10-K for the year ended December 31, 2010. Other than the 2,000 shares of restricted stock awarded to Mr. Cryan in May 2009 and the 5,750 shares of restricted stock awarded to each non-employee director described above, there were no other stock awards outstanding as of December 31, 2010 that were previously granted to the other non-employee members of the Board. As of December 31, 2010, one third of the 2,000 shares of restricted stock were vested and none of the 5,750 shares of restricted stock were vested.

(2)	The following table sets forth the number of outstanding unexercised options to purchase shares of Common Stock and the associated exercise price and grant date fair value held by each non-employee director as of December 31, 2010. All outstanding options were fully vested as of December 31, 2010 with the exception of those options that were granted to Mr. Cryan in May 2009 and the options granted to each non-employee director in June 2010 that vest in one-third increments on the first, second and third anniversary of the grant date:

			Number of stock options
Grant Date	Exercise Price	Fair Value	Terence Cryan	Hunter Hurst, III	Richard Kerley	Kristi L. Meints	Warren S. Rustand	Richard Singleton
10/14/02	$ 7.00	$5.05	—	—	—	1,429	—	—
5/13/09	$ 13.07	$9.97	10,000	—	—	—	—	—
1/22/04	$ 17.13	$6.35	—	—	—	10,000	—	—
1/19/05	$ 20.30	$6.72	—	—	—	30,000	—	10,000
5/26/05	$ 24.08	$7.80	—	—	—	—	10,000	—
1/3/07	$ 24.59	$10.42	—	10,000	—	10,000	10,000	10,000
6/9/08	$ 26.14	$10.50	—	10,000	—	10,000	10,000	10,000
12/6/05	$ 28.47	$9.28	—	10,000	—	10,000	10,000	10,000
6/14/10	$ 16.35	$12.03	7,814	7,814	7,814	7,814	7,814	7,814

	Total		17,814	37,814	7,814	79,243	47,814	47,814

(3)	Mr. Rustand serves as the Board’s Lead Director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Providence. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Providence with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders of the Company complied with applicable Section 16(a) requirements during the year ended December 31, 2010 other than Fletcher Jay McCusker, our Chief Executive Officer, Craig A. Norris, our Chief Operating Officer, Michael N. Deitch, our Chief Financial Officer, Fred D. Furman, our General Counsel and Executive Vice President, Herman Schwarz, the Chief Executive Officer of LogistiCare (our wholly-owned subsidiary) and Leamon A. Crooms III, our Chief Strategy Officer who each filed a statement of changes in beneficial ownership on Form 4 reporting the receipt of a grant of stock options and a grant of restricted stock awards late.

Certain Relationships and Related Transactions

Policy Regarding Certain Relationships and Related Transactions

Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K.

In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.

The Audit Committee is also to review and assess ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit certain information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate. We believe that our arrangements with CBIZ Benefits and Insurance Services, Inc. and VWP McDowell, LLC referred to below are no less favorable to us than those available to us from other entities providing such services.

Transaction with CBIZ Benefits and Insurance Services, Inc.

Providence uses CBIZ Benefits and Insurance Services, Inc., or CBIZ, a subsidiary of CBIZ, Inc., to administer and consult on its self-insured employee health benefits, 401(k) and deferred compensation plans. For 2010, CBIZ and its subsidiaries received approximately $618,000, consisting of fees of approximately $347,000 paid by Providence and commissions of approximately $271,300 paid by third parties related to business with Providence. Eric Rustand and Garrett Rustand, two of Mr. Rustand’s sons, work or previously worked for CBIZ, respectively. Eric Rustand, Vice President of Business Development for CBIZ, is the lead consultant on the employee health benefits plans for Providence. Garrett Rustand, formerly the Vice President of Wealth Management for CBIZ, was one of three wealth management practitioners overseeing Providence’s 401(k) and deferred compensation plans. On November 4, 2010, Garrett Rustand resigned. For 2010, Eric Rustand received approximately $85,000 in commissions from CBIZ and Garrett Rustand received approximately $11,000 in commissions from CBIZ related to CBIZ’s business with Providence. The business relationship between Providence and CBIZ existed prior to Mr. Rustand becoming a member of the Board.

Transaction with VWP McDowell, LLC

LogistiCare (our wholly-owned subsidiary) operates a call center in Phoenix, Arizona. The building in which the call center is located is currently leased by LogistiCare from VWP McDowell, LLC, or McDowell, under a five year lease that expires in 2014, as amended. Under the lease agreement, LogistiCare may terminate the lease after the first 36 months of the lease term with six months prior written notice. For 2010, LogistiCare paid approximately $359,000 in lease payments (including taxes and common area maintenance charges) to McDowell. The lease terms provide a schedule of rental payments due to McDowell over the entire term of the lease. For 2011, the monthly rental amounts due under the lease approximate $32,000. Steven Schwarz, Gregory Schwarz and Barry Schwarz, Mr. Schwarz’s brothers, each own 0.9%, 1.3% and 3.3% interest in McDowell, respectively. Michael Schwarz, Mr. Schwarz’s father is the trustee of MER Trust of which Mr. Schwarz and his brothers are beneficiaries and which has a 6.6% ownership interest in McDowell. In addition, Steven Schwarz owns a 50% interest in Via West Properties which is the managing member of McDowell. Via West Properties owns a 1.0% interest in McDowell. The leasing arrangement between LogistiCare and McDowell existed prior to Mr. Schwarz becoming a named executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Cryan, Hurst, Kerley (Chairperson), Singleton and Ms. Meints. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2010 was a current or former officer or employee of Providence, or engaged in certain transactions with us, which was required to be disclosed by regulations of the SEC. There were no compensation committee “interlocks” during the fiscal year ended December 31, 2010, which generally means that none of Providence’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

PROPOSAL 2 – RE-APPROVAL OF PERFORMANCE CRITERIA UNDER THE PROVIDENCE

SERVICE CORPORATION 2006 LONG-TERM INCENTIVE PLAN

The Board is asking stockholders of Providence’s Common Stock to approve performance criteria that would apply to performance awards to be granted under The Providence Service Corporation 2006 Long-Term Incentive Plan, or the 2006 Plan. In order for such awards to qualify as performance based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, stockholders must re-approve the performance criteria, which under the 2006 Plan, is required every five years. Stockholders are not being asked to approve an increase in the number of shares issuable under the 2006 Plan or any other amendment or any specific grant previously made or which may be made in the future, but only to reapprove performance criteria.

Stockholder re-approval of the performance criteria is required for Providence to fully deduct the amount or value of the performance awards, as permitted under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and the other three highest compensated officers (other than the chief financial officer) as of the end of its fiscal year (for purposes of Section 162(m), these individuals are referred to as “covered employees”). This $1 million deduction limit does not apply, however, to “performance-based compensation” as defined under Section 162(m) of the Code.

Performance awards granted under the 2006 Plan are intended to be eligible to qualify as performance-based compensation that would be fully deductible under Section 162(m) of the Code. To so qualify, a performance award must be subject to performance criteria established by a committee or subcommittee comprised solely of two or more outside directors of Providence (in our case the Compensation Committee). In addition, the performance criteria must be disclosed to and approved by stockholders of Providence. Further, subsequent to the original approval of the performance criteria, the performance criteria must be disclosed to and reapproved by the stockholders of Providence no later than the first meeting of stockholders that occurs in the fifth year following the year in which stockholders previously approved the performance criteria. The 2006 Plan was originally approved by stockholders of Providence at the 2006 annual meeting of stockholders held on May 25, 2006. If stockholder approval of the performance criteria is not obtained at the Annual Meeting, performance awards granted under the 2006 Plan subsequent to the Annual Meeting will be subject to the $1 million deduction limit, which may result in additional cost to Providence to the extent amounts of compensation paid to covered officers are not deductible.

As defined in the U.S. federal tax rules, the following are material terms of performance goals which stockholders must approve if the Company is to obtain tax deductions for the specified forms of performance-base compensation for executives show total annual compensation exceeds $1 million: (i) the group of employees whose compensation would be subject to the performance criteria; (ii) the business measurements on which each of the performance goals is based; and (iii) the maximum amounts payable to any executive officer under each performance goal.

Group of Employees Subject to the Performance Criteria

The group of employees whose compensation would be subject to the performance goals would be all of the Company’s executive officers, as defined in SEC rules. Currently, the Company has six executive officers. The executive officers are listed annually in the Company’s proxy statement, which is incorporated by reference into the Company’s Annual Report on Form 10-K filed with the SEC. Although U.S. federal tax laws limit deductibility for compensation paid to the Company’s chief executive officers and the three highest compensated officers to $1,000,000, to the extent that such compensation is not “performance based,” the performance criteria will be applied to all executive officers in the event that one or more of them should become one of the individuals covered by 162(m) during the five-year period covered by this proposal.

Performance Criteria under the 2006 Plan

Participants are only entitled to receive payment for a performance award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria which are set forth in the definition of “Performance Criteria” noted below and included in Exhibit A of the 2006 Plan (capitalized terms used below have the meaning ascribed to them in the 2006 Plan attached to this proxy statement as Appendix A):

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of qualified performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual qualified performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the award. Generally, a participant would have to be employed throughout the performance period and until each applicable service vesting date, if any, to be eligible for a payout.

Maximum Amounts Payable

The maximum number of shares of Common Stock for which stock options may be granted to any executive officer under the 2006 Plan in any given fiscal year and the maximum number of shares of Common stock subject to SARs granted to any executive officer in any given fiscal year will each be 800,000. The maximum number of shares of Common Stock that may be subject to other awards granted to any executive officer under the 2006 Plan in any given fiscal year will be 800,000.

The Board unanimously recommends that you vote “FOR” approval of Proposal 2.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

The Board’s Compensation Committee evaluates and approves compensation for our officers. As part of its responsibilities, the Compensation Committee approves and administers their cash compensation, equity compensation and supplementary benefits, as well as our retirement, benefit and special compensation programs.

Executive Summary

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As a result of its review process, the Compensation Committee made the following changes to our executive compensation practices beginning in 2011:

•

entered into a fixed term contract with each of our executive officers, except for Mr. Schwarz whose existing employment agreement, as amended, expires in December 2011, that does not automatically renew and that provides for a double trigger change in control mechanism related to certain payment provisions that are not triggered upon a change of control of our company under the employment agreements unless the executive officer is subsequently terminated without cause or terminates for good reason;

•

implemented a policy that requires at least half of the equity based compensation awarded to our executive officers be performance based and measured with reference to our achievement of return on equity targets established by the Board; and

•

implemented an annual incentive cash compensation program that will be based on our achievement of either a threshold, target or maximum level of EBITDA performance that includes the incentive cash compensation accrual.

Our compensation programs are intended to align our executive officers interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. In line with our pay for performance philosophy as described below, the total compensation received by our executive officers will vary based on individual and corporate performance measured against annual and long-term performance goals. Our executive officers’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive awards.

Despite the challenging economic environment and governmental budgetary pressures, we delivered strong financial results for 2010 as seen in the year over year comparison set forth below. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2010 financial results.

	Year ended December 31,
	2010	2009
Actual to Budget EBITDA
Favorable/(Unfavorable)	$8,851,707	$17,681,675
Earnings per share - Diluted	$1.78	$1.60
Return on equity	31%	42%

Our 2010 and 2009 financial performance was a key factor in the compensation decisions and outcomes for 2010.

•

Earnings before interest, taxes depreciation and amortization, or EBITDA, is the key financial performance metric we use for annual incentive awards. Performance with respect to this metric exceeded our target (budget) for 2010 and resulted in annual cash incentive awards at the maximum level for each executive officer.

•

EBITDA, diluted earnings per share and return on equity are the key financial performance metrics for equity-based awards. In determining the amount and type of equity-based awards to grant to each of our executive officers in 2010, the Compensation Committee considered, among other things, our financial performance as measured by these metrics for 2009 and the first quarter of 2010 on an absolute basis as well as relative to the financial performance of a peer group of companies within our industry.

Our Compensation Committee has a long history of establishing pay practices based upon performance and market competitive data. Actual payouts take into account numerous factors and financial performance goals and objectives for our executive officers including the value delivered to our stockholders. For example, in light of the uncertain economic conditions in 2008 and at the beginning of 2009, we implemented an across-the-board salary freeze applicable to all employees, including our executive officers and reduced the potential executive incentive bonus under the annual cash incentive plan for 2009. Additionally, no equity-based compensation was awarded to the Named Executive Officers in 2009 other than a discretionary award of an option to purchase 20,000 shares of our Common Stock granted to Mr. Schwarz in May 2009. In addition, as further discussed below, the Compensation Committee reviewed the analysis conducted by an executive compensation consultant as one of the factors in reviewing current compensation practices and in determining the compensation packages of our executive officers in 2009 and 2010.

The discussion and analysis that follows includes sections related to:

•	the objectives of our compensation program;

•

the forms of compensation paid during 2010 to each of our Chief Executive Officer, Chief Financial Officer and the other executive officers named in our summary compensation table for the fiscal year ended December 31, 2010, referred to throughout this proxy statement as our “Named Executive Officers”;

•	the Compensation Committee’s process for determining Named Executive Officer compensation; and

•	certain determinations made by our Compensation Committee with respect to the various components of our Named Executive Officers’ compensation.

References to “we”, “us” or “our” in this Compensation Discussion and Analysis refer to The Providence Service Corporation and not the Compensation Committee.

Principles and Objectives of our Executive Compensation Program

The general objective of our executive compensation program is to provide compensation that will (a) attract and retain high-performing executive managers through a base salary, incentive payments and long-term incentive compensation in the form of equity-based compensation and (b) support the achievement of the goals contained in our annual internal business plan by linking a substantial portion of the executive officer’s compensation to our achievement of such goals. In addition, the executive compensation program seeks to promote enhanced personal performance by linking a portion of the executive officer’s compensation to the achievement of objectives established by the Compensation Committee for the Chief Executive Officer and for each of the Company’s other Named Executive Officers based upon the recommendation of the Chief Executive Officer and enhance stockholder value by the use of equity compensation to further align the interests of the executive officers with those of our stockholders.

Both management and the Compensation Committee recognize the importance of maintaining sound principles for the development and administration of compensation and benefit programs. The Compensation Committee believes that our executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within our industry. Actual compensation levels may be greater or less than competitive levels based on surveys that are reviewed by the Compensation Committee.

The Compensation Committee intends to continue its strategy of compensating our executives through programs that emphasize performance-based incentive compensation. Typically a significant portion of executive compensation is tied directly to our financial performance (either in the form of short-term cash incentives or long-term equity awards) and is designed to help ensure that there is an alignment between executive compensation and our short and long-term financial performance and between our actual financial performance and our budget.

Forms of Compensation Paid to Named Executive Officers

We provide our Named Executive Officers with some or all of the following forms of compensation:

•

Base salaries. Base salaries are an important element of compensation and are used to provide a fixed amount of cash compensation during the fiscal year to Named Executive Officers under their employment agreements as direct compensation for their regular services to us. Base salary increases are used to reward superior individual job performance of each Named Executive Officer on a day-to-day basis during the year and to encourage them to continue to perform at their highest levels. The base salaries of our executives are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. The effective date of merit increases in our Named Executive Officers’ base salaries is generally January 1st of each year.

Base salaries take into consideration the Compensation Committee’s evaluation of the individual’s performance and level of pay compared to pay levels for similar positions within the Peer Group as defined below. Increases in base salaries are partially based upon individual performance after taking into account the amount we have budgeted for the year for potential merit increases in executive base salaries. They recognize the overall skills, experience and tenure in position of each Named Executive Officer and their responsibilities within, and expected contributions to, our company.

•

Performance-Based Cash Bonuses under our Annual Incentive Compensation Program. Annual incentive compensation may be awarded to our Named Executive Officers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve our and their annual goals as measured by criteria and objectives set forth at the beginning of the year. Our Compensation Committee has adopted an annual incentive compensation program, or Annual Incentive Plan, which provides our Named Executive Officers with the opportunity to earn a cash bonus payment based on a targeted percentage of their base salaries if specific pre-determined performance measures are attained. We use these cash bonuses to reward Named Executive Officers for their short-term contributions to our performance, as measured by our ability to achieve specified financial and strategic targets within our overall operating plan, and their ability to achieve individual performance objectives.

•

Discretionary Cash Bonuses. In addition to performance-based incentive bonuses earned under our Annual Incentive Plan, the Compensation Committee may also award discretionary cash bonuses to all or certain of the Named Executive Officers based on their individual performance and our overall performance, special or unusual circumstances or for motivation or retention reasons.

•

Equity Grants under our Annual Equity-Based Compensation Program. Annual compensation may be awarded to our Named Executive Officers in the form of equity-based awards including performance restricted stock units settled in cash that are performance based and measured with reference to our achievement of performance criteria established by the Compensation Committee. Each year we use equity grants under our 2006 Plan to ensure the focus of our Named Executive Officers on our key long-term financial and strategic objectives and to encourage them to take into account our and our stockholders’ long-term interests through ownership of our Common Stock or securities with value tied to our Common Stock. Our Compensation Committee has adopted an equity-based compensation program, or Equity-Based Program, which provides equity-based awards to our Named Executive Officers under the 2006 Plan based upon comparable levels of equity-based compensation of the Peer Group as defined below. These awards recognize the Named Executive Officers for their contributions to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals. These awards take the form of stock option grants and/or restricted stock awards.

•

Discretionary grants of equity compensation. In addition to equity grants under our Equity-Based Program, the Compensation Committee may also determine, on a case-by-case basis, when additional equity grants to Named Executive Officers are warranted due to individual or our overall performance, special or unusual circumstances or for motivation or retention reasons. These awards are also made under our 2006 Plan.

•

Post-termination compensation. We offer all our employees, including our Named Executive Officers, the opportunity to participate in our ERISA-qualified 401(k) Plan. All Named Executive Officers are eligible to participate in this 401(k) Plan and to receive a Company match, subject to plan requirements and contribution limits established by the Internal Revenue Service, or IRS. In addition, to further advance our interests and our stockholder’s interests by enhancing our ability to attract and retain certain management, key employees and independent contractors who are in a position to make contributions to our success, we have adopted both a non-qualified deferred compensation plan, or Deferred Compensation Plan, in which our Named Executive Officers, other than Mr. Schwarz, may participate and a deferred compensation Rabbi Trust Plan, in which Mr. Schwarz is entitled to participate. Participants in these plans, each of which is intended to comply with the provisions of Section 409A of the Code, may defer portions of their compensation in order to provide for future retirement and other benefits. Additionally, pursuant to our employment agreements with our Named Executive Officers, they are each entitled to certain cash payments upon termination of their employment for certain reasons and upon a change in control and the acceleration of certain of their equity awards upon a change in control.

•

Perquisites and Other benefits. We provide a limited number of perquisites to our Named Executive Officers from time to time to provide them flexibility and increase travel efficiencies, allowing more productive use of their time. We also provide them with certain other benefits, including those generally available to all salaried employees as well as others which are not available to all salaried employees.

Compensation Approval Process

The compensation of Mr. McCusker, our Chief Executive Officer, is determined and approved by the Compensation Committee. Mr. McCusker annually reviews the performance of each Named Executive Officer relative to the annual performance goals established for the year. He then makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other Named Executive Officers, but does not participate in the final deliberations of the Compensation Committee with respect thereto. The Compensation Committee exercises discretion in modifying compensation recommendations relating to the other Named Executive Officers that were made by Mr. McCusker and approves all compensation decisions for the Named Executive Officers. Compensation paid to officers (other than our Named Executive Officers) as defined in Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, must also be approved by our Compensation Committee. The Compensation Committee has delegated the authority to the Chief Executive Officer to make equity grants to non-Section 16 officers, subject to guidelines established by the Compensation Committee throughout any given year.

Executive Compensation Review Process

Competitive Positioning. In line with our compensation philosophy, the compensation program for our Named Executive Officers that was set by our Compensation Committee for 2010 was comprised of a mix of base salary, incentive cash bonuses and long-term incentive compensation in the form of equity-based awards, as well as group medical and other benefits, participation in our Deferred Compensation Plan or Rabbi Trust Plan, as applicable, and 401(k) Plan and/or limited perquisites. In determining the base salary, targeted incentive cash bonus under our Annual Incentive Plan and equity awards under our Equity-Based Program, referred to as “total targeted compensation,” for each of our Named Executive Officers for 2010, the Compensation Committee reviewed surveys of compensation data for comparable companies and executives prepared by a compensation consultant as well as published compensation survey data, recommendations made by our Chief Executive Officer with respect to the other Named Executive Officers, and various other factors specific to the individual executive and then used its discretion to set compensation for individual executive officers, including our Chief Executive Officer, at levels warranted, in its judgment, by external, internal and/or individual circumstances.

The Compensation Committee has the authority under its charter to retain compensation consultants to assist it. In accordance with this authority, in June 2009, the Compensation Committee engaged Mercer as its compensation consultant to provide information, analyses, and advice regarding matters related to the compensation of our Chief Executive Officer and other Named Executive Officers for 2010. The Company has engaged affiliates of Mercer as described under “Committees of the Board of Directors – Compensation Committee” above that provided services to the Company other than compensation consulting services.

Specifically, Mercer was engaged by the Compensation Committee to analyze the compensation practices of a peer group of companies noted below, or the Peer Group, including, but not limited to, the prevalence of stock ownership and stock holding guidelines of executive officers and directors, employment contract best practices and to provide advice to the Compensation Committee with respect to the compensation of our Named Executive Officers for 2010. In response, Mercer provided the Compensation Committee with best practice advice related to executive and director stock ownership and stock holding guidelines and employment contracts. In addition, Mercer provided the Compensation Committee with recommendations developed by it based upon a comparison of total direct compensation among the Peer Group and of executive officers holding positions similar to our executive officers’ positions.

For 2010, the Compensation Committee considered the compensation practices of the Peer Group of companies within our industry as established by Risk Metrics (in its report dated June 7, 2009) plus Maximus, Inc., with respect to each Named Executive Officer in determining such executive’s (a) total compensation potential, (b) his base salary and (c) his combined short-term and long-term incentive compensation as a reasonable competitive response to the growing employment opportunities for our executives within our industry and as a means to further align our executives’ interest with our and our stockholders’ interests. The companies comprising the Peer Group that the Committee considered when determining our 2010 Executive Pay for Performance Compensation Plan were:

• Amedisys, Inc.	• LHC Group, Inc.

• Advocat, Inc.	• Maximus, Inc.

• Almost Family, Inc.	• Metropolitan Health Networks, Inc.

• Allied Healthcare International, Inc.	• Odyssey Healthcare, Inc.

• Corrections Corp. of America	• PHC, Inc.

• Cornell Companies, Inc.	• Physical Therapy, Inc.

• Healthspring, Inc.	• Psychiatric Solutions, Inc.

• Gentiva Health Services, Inc.	• Res-Care, Inc.

• Healthways, Inc.	• Sun Healthcare Group, Inc.

These companies are competitors for our business as well as executive talent and are companies of comparable size measured in terms of revenue. Consequently, we are using the same peers for financial and stock price performance comparisons that we use for executive compensation comparisons.

In addition to the Peer Group survey data compiled by Mercer, the Compensation Committee also referred to published compensation survey data provided by Mercer for purposes of evaluating the compensation of our Named Executive Officers. This published compensation survey data represented a broader industry view than the peer group data and also encompassed healthcare services and social services organizations. The Compensation Committee used this market survey data as a means of comparing our executive compensation program as a whole, as well as the pay of individual executives if the jobs were sufficiently similar to make the comparison meaningful, and ensuring that our executive compensation as a whole is appropriately competitive, given our performance and size.

Factors Considered and Reviewed. In performing its duties, the Compensation Committee took into account market survey data provided by Mercer, the recommendations of Mercer and reviewed compensation data for the Peer Group and comparable executive positions within the Peer Group compiled by Mercer, and several other factors in determining the actual compensation of our Named Executive Officers, including that of our Chief Executive Officer, for 2010. These other factors included the financial performance of the Company weighed against the external and internal nature of the factors contributing to those results, the executive’s individual job performance, responsibilities, experience and long-term potential. In addition, the Compensation Committee also considered relative individual tenure in position and relative internal equity among the Named Executive Officers. Ultimately, the Compensation Committee members took into account all of these factors and data and applied their own professional judgment in determining their recommendations and decisions on the total targeted compensation and its components and other compensation for each of our Named Executive Officers for 2010.

As a result of the foregoing consideration and review, the Compensation Committee set total targeted compensation for each of our Named Executive Officers for 2010 to be competitive with the level of compensation provided by the Peer Group to comparable executives.

Each of the components of our Named Executive Officers’ total targeted compensation serves to meet one or more of our compensation objectives and each element of compensation is determined within the parameters established by the Compensation Committee.

The Compensation Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. Generally, an accounting expense is accrued over the relevant service period for the particular pay element (generally equal to the performance period) and we realize a tax deduction upon the payment to the executive.

Determinations Made Regarding Executive Compensation for 2010

Base Salary. The base salaries of our Named Executive Officers were fixed by the Compensation Committee as set forth in the table below:

	Base Salary ($)
Executive	2010	2009	2008
McCusker	700,000	575,000	575,000
Norris	420,000	350,000	350,000
Deitch	370,000	300,000	300,000
Furman	370,000	300,000	300,000
Schwarz	380,000	300,521	—

For 2010, the Compensation Committee determined to set the base salary amounts for each executive to be competitive with the Peer Group base salary levels. In determining the base salary amounts for 2010 for each executive, the Compensation Committee also considered the internal comparisons of pay within the executive group as well as each of the executive’s individual job performance and the financial performance of the Company in 2009. As noted above, the Compensation Committee froze base salaries for 2009 for the Named Executive Officers. As such, the base salaries for each of the Named Executive Officers for 2009 remained at their 2008 levels, except for Mr. Schwarz who was not a Named Executive Officer in 2008.

Annual Incentive Cash Compensation. For 2010, each of the Named Executive Officers was granted an opportunity to earn a portion of the incentive, or performance-based, cash bonus based upon historical performance under the Annual Incentive Plan. The amount of the potential incentive cash bonus that may have been earned by Mr. McCusker was targeted at 100% of his base salary and the amounts that may have been earned by each of Messrs. Norris, Deitch, Furman and Schwarz were targeted at 75% of his base salary. The maximum potential incentive cash bonus that may have been earned by the Named Executive Officers was 150% of their respective base salaries. Under the Annual Incentive Plan, 20% of the incentive cash bonus was subjective and determined based upon non financial performance by the Committee and 80% was based on our achievement of EBITDA measures, in each case, established for such purpose at the beginning of the year.

The Compensation Committee believes the Annual Incentive Plan provides a reasonable incentive to our executives to achieve and exceed strategic objectives and financial performance targets established by the Board and that it further aligns the interests of our Named Executive Officers with our and our stockholders’ interests and enhances stockholder value.

The Compensation Committee elected to base 20% of the Named Executive Officers’ potential cash bonuses to their individual performance. The Compensation Committee considered certain achievements made by each executive officer in 2010, which included, but was not limited to, enhancing operating efficiencies, reducing operating costs and improving corporate integration. Based upon an assessment of Mr. McCusker’s performance (by the Compensation Committee) and of each of the other executive officer’s performance (by the Compensation Committee upon the recommendation of Mr. McCusker) and their contributions to the Company’s financial performance for 2010, the Compensation Committee, on December 14, 2010, awarded each Named Executive Officer the individual performance portion, or 20%, of his incentive cash award under the Annual Incentive Plan for 2010. Consequently, for 2010, Messrs. McCusker, Norris, Deitch, Furman and Schwarz earned $210,000, $126,000, $111,000, $111,000 and $114,000, respectively, of their potential incentive cash bonuses under the Annual Incentive Plan.

The Compensation Committee chose to tie 80% of the Named Executive Officers’ potential cash bonuses under the Annual Incentive Plan to our performance as a whole in 2010 using EBITDA-related measures that compare actual 2010 performance against our 2010 budget (which was recommended by executive management and approved by the Board at the beginning of the 2010 fiscal year). In addition, to the extent our actual performance exceeded our budgeted performance as determined by the Compensation Committee, the participating executive officers may earn up to a maximum cash bonus equal to 150% of their respective base salaries. Payment of any incentive cash bonus under the EBITDA-related portion of the Annual Incentive Plan is paid only to the extent the EBITDA target is attained after expensing all compensation.

For 2010, our actual EBITDA exceeded our budgeted EBITDA (as noted above) by an amount determined by the Compensation Committee to be sufficient to award each of the Named Executive Officers the maximum cash bonus under the Annual Incentive Plan. In its determination, the Compensation Committee considered the extent to which our actual earnings exceeded our budget for such earnings for 2010 (after expensing the cost of awarding the cash incentive at the maximum level) given the state of the economy and budgetary pressures in 2010. As such, Messrs. McCusker, Norris, Deitch, Furman and Schwarz were each awarded the EBITDA related portion of the potential incentive cash bonus of the Annual Incentive Plan for 2010 equal to $840,000, $504,000, $444,000, $444,000 and $456,000, respectively, in the first quarter of 2011.

Discretionary Cash Bonuses. No discretionary bonuses were awarded to the Named Executive Officers for 2010.

Equity-Based Compensation.

Annual Equity-Based Compensation Program. The Equity-Based Program establishes a 100% performance-based incentive by requiring achievement of specific financial targets including EBITDA targets set by the Board and return on equity and stock price performance relative to the performance of the Peer Group. In addition, the amount of equity to be granted under the Equity-Based Program each year will be determined by the Compensation Committee with reference to a comparison of each of the executive officer’s annual compensation with the annual compensation of similar executives of the Peer Group and the achievement of individual performance objectives set by the Committee for Mr. McCusker and by Mr. McCusker for each of our other executive officers.

The Compensation Committee typically makes its equity awards to the Named Executive Officers based in part on the prior year’s financial performance. Under the Equity-Based Program for 2010, each of the executive officers received, upon approval by the Compensation Committee, equity-based awards under the 2006 Plan equal in value to approximately $1.1 million and $477,000 for Messrs. McCusker and Norris and $444,000 for each of Messrs. Deitch, Furman and Schwarz, respectively, on May 20, 2010. The equity-based awards consisted of stock options and restricted stock as set forth in the table below.

Executive	Stock Option	Restricted Stock
McCusker	60,000	20,842
Norris	30,000	5,384
Deitch	30,000	3,474
Furman	30,000	3,474
Schwarz	30,000	3,474

Total	180,000	36,648

The options expire ten years from the date of grant and have an exercise price equal to the closing market price of our Common Stock on the date of grant. Both options and restricted stock will vest in three equal annual installments commencing one year from the date of grant, provided that the Named Executive Officer is employed by us on each vesting date.

A significant portion of equity-based compensation for 2010 was awarded to the Named Executive Officers based on our financial performance for 2009 and first quarter of 2010, measured in terms of EBITDA, return on equity and total stockholder return on an absolute basis as well as compared to the financial performance of the Peer Group. The Compensation Committee also considered the longer term retention and incentive benefits provided by the stock options and restricted stock in determining the amount of equity-based compensation to award in 2010.

Discretionary Equity-Based Compensation. No discretionary equity-based compensation was awarded to the Named Executive Officers in 2010.

Policy Regarding the Timing of Equity Award Grants. The Compensation Committee makes its decisions regarding the number of stock options and shares of restricted stock to be awarded to the Named Executive Officers without regard to the effects that the release of our financial results might have on our stock price. Moreover, the exercise price of the options granted and the value of the restricted and/or unrestricted stock awarded are not known until after the close of regular trading on Nasdaq on the day the Compensation Committee meets, as the exercise price per share for option grants and the per share value of the stock awards are equal to the closing market price of our Common Stock on the date of grant.

In addition to the annual grants of stock options and restricted stock that typically are made in the first six months of each year to the non-employee members of the Board and the Named Executive Officers (and other executive officers throughout the year), such equity awards may be granted at other times during the year to new hires and employees receiving a promotion and in other special circumstances. Our policy is that only the Compensation Committee may make such grants to persons subject to the reporting requirements of Section 16 under the Exchange Act, or Section 16 Officers. The Compensation Committee has delegated the authority to our Chief Executive Officer to make grants to non-Section 16 Officers, subject to guidelines established by the Compensation Committee throughout any given year.

Post-Retirement Compensation.

401(k) Plans. All Named Executive Officers are eligible to participate in one of our ERISA-qualified 401(k) Plans and to receive a company match, subject to plan requirements and contribution limits established by the IRS. We provide matching contributions under our plan for participants of our social services operating segment equal to 10% of participant elective contributions up to a maximum amount of $400. Under our plan for participants of our Non-Emergency Transportation Services, or NET Services, operating segment, we may contribute an amount equal to 25% of the first 5% of participant elective contributions. At the end of each plan year, we may also make a contribution on a discretionary basis on behalf of participants who have made elective contributions for the plan year. In no event will participant shares of our matching contribution exceed 1.25% of participants’ compensation for the plan year. In 2010, we made the maximum matching contributions on behalf of each of Messrs. Norris, Deitch, Furman and Schwarz. Mr. McCusker has elected not to participate in our 401(k) plan.

Deferred Compensation. All of our Named Executive Officers, other than Mr. Schwarz, are eligible to participate in our Deferred Compensation Plan, which was put in place to compensate for the inability of certain of our highly compensated employees to take full advantage of our 401(k) plan. Participants in this plan may defer up to 100% of their base salary, service and performance based bonuses, commissions or Form 1099 compensation in order to provide for future retirement and other benefits. In addition, pursuant to the terms of the Deferred Compensation Plan, we may make discretionary credits to participants’ deferred compensation account. Participants are fully vested immediately in all amounts deferred by them and any discretionary credits made by us to their deferred compensation account. We may make additional other credits to the Participant’s deferred compensation account for which the vesting will be determined at the time of grant. Participants may select from several fund choices and their deferred compensation account increases or decreases in value in accordance with the performance of the funds selected. A participant may receive a distribution from the plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency, all as defined in the plan. Distributions from the Deferred Compensation Plan are made in cash upon a qualifying distribution event. Distributions from the Deferred Compensation Plan may, as determined by the participant at the time permitted under the Deferred Compensation Plan, be made in a lump sum, annual installments or a combination of both. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by us primarily for the purpose of providing deferred compensation benefits to participants.

As of December 31, 2010, none of our Named Executive Officers has elected to participate in our Deferred Compensation Plan.

Under the Rabbi Trust Plan, which was established for highly compensated employees of our NET Services operating segment, participants may defer up to 10% of their base salary and all or a portion of their annual bonus. The amount of compensation to be deferred by each participant will be credited to the participant’s account and the value of the participant’s account will be determined in accordance with the Rabbi Trust Plan. The committee administering the Rabbi Trust Plan determines which investment alternatives are available under the Rabbi Trust Plan. If the committee designates more than one investment alternative to measure the value of each account, a participant is required to select one or more investment alternatives to calculate the adjustments to be credited or debited to his or her account. A participant may receive a distribution from the plan upon the occurrence of certain distribution events such as disability, death, retirement or termination of employment, all as defined in the Rabbi Trust Plan. Payment of distribution, other than in connection with death or termination of employment prior to retirement, will be made in cash in either a lump sum or annually up to 10 years as selected by the participant. If a participant does not make an election, the distribution will be payable annually over three years. In the event of death prior to retirement or termination of employment, with or without cause, the distribution will be made in one lump sum payment. The Rabbi Trust Plan is unfunded and benefits are paid from our general assets under the Rabbi Trust Plan.

Mr. Schwarz is eligible to participate in our Rabbi Trust Plan, but as of December 31, 2010, he was not a participant in this plan.

Change in Control and Severance Arrangements.

We have entered into employment agreements with each of our Named Executive Officers, which are described elsewhere in this proxy statement’s “Executive Compensation” section under the subheading “—Employment Agreements with Named Executive Officers.” On March 22, 2011, we entered into new employment agreements with each of the Named Executive Officers except for Mr. Schwarz with whom we have an employment agreement that expires in December 2011. The following discussion describes the change in control provisions and severance arrangements of the employment agreements with the Named Executive Officers that were effective as of December 31, 2010. Under these employment agreements, each of our Named Executive officers was entitled to a severance payment upon the termination of his employment under certain circumstances and to a payment upon a change in control.

Each Named Executive Officer was eligible to receive a severance benefit equal to one and one half times the executive’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer’s employment, either by us without “Cause” or by the executive officer for “Good Reason” (each as defined in the executive’s employment agreement), except for Mr. Schwarz who was eligible to receive a severance benefit equal to twelve months of his base salary in effect at the time of such a termination.

Certain payment provisions of the employment agreements also would have been triggered by a “Change in Control,” which is defined in the employment agreements. See “Estimated Payments Upon Termination or a Change in Control – Change in Control Payments.” In the case of a Change in Control, the benefit payable to each Named Executive Officer under the employment agreements in effect as of December 31, 2010 would have been calculated as follows:

Named Executive Officer	Multiple of the average of the executive’s annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs
Fletcher Jay McCusker	Three times
Craig A. Norris	Two times
Michael N. Deitch	Two times
Fred D. Furman	Two times
Herman Schwarz	One and one half times

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that would have triggered payments under the employment agreements noted above. Potential payments to executives upon the occurrence of the events noted above did not impact the Compensation Committee’s decisions regarding other compensation elements.

Other Benefits and Perquisites.

During 2010, our Named Executive Officers received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. In addition, we also pay for the premiums of certain health and dental benefits for their families and additional disability and life insurance premiums on their behalf, which are not available to all salaried employees. We also provide certain perquisites to our Named Executive Officers, primarily relating to travel. More detail on these benefits and perquisites may be found elsewhere in this proxy statement’s “Executive Compensation” section in the table footnotes under the heading “—Summary Compensation Table.”

Discussion of 2010 Compensation for Our Chief Executive Officer

In determining the compensation for Mr. McCusker, our Chief Executive Officer, the Compensation Committee considers his existing compensation arrangements, compensation levels of other social services companies and the compensation levels of our peers. For 2010, the Compensation Committee made the determination of Mr. McCusker’s total targeted compensation based on his contributions in furtherance of our and our stockholders’ interests and level of responsibility and the Compensation Committee’s intent of setting total targeted compensation for Mr. McCusker to be competitive with that of the Peer Group for comparable positions.

Mr. McCusker’s base salary for 2010 was set at $700,000, which was competitive with the Peer Group for chief executive officer positions and reflected the Compensation Committee’s assessment of his individual job performance and the Company’s financial performance in 2009.

In May 2010, the Compensation Committee awarded Mr. McCusker equity-based compensation in the amount of approximately $1.1 million under the Equity-Based Program consisting of options to purchase 60,000 shares of Common Stock and an award of 20,842 shares of restricted stock. The options are ten year options at an exercise price equal to the closing market price of our Common Stock on the date of grant. The options and restricted stock will vest in three equal annual installments commencing one year from the date of grant, provided that Mr. McCusker is employed by us on each vesting date. As noted above, the Equity-Based Program is designed to be a 100% performance-based incentive by requiring achievement of specific financial targets such as EBITDA, return on equity and relative stock price performance. Typically, the Compensation Committee awards equity-based compensation each year based in part on our company’s prior year financial performance. For 2010, the Compensation Committee considered Mr. McCusker’s efforts to successfully manage our company through the recent dramatic economic downturn and that, as a result of his efforts and that of the other Named Executive Officers under his direction, our return on equity outperformed the Peer Group and exceeded the budget target set by the Board for 2009 and, further that our 2009 total stockholder return was a leading performer among the Peer Group as well as among all Nasdaq traded stocks in determining the amount and type of equity-based compensation to award Mr. McCusker.

In December 2010, Mr. McCusker was awarded the individual performance-based portion, or 20%, of his incentive cash bonus under the Annual Incentive Plan for 2010 based upon the Compensation Committee’s assessment of Mr. McCusker’s individual performance for 2010 equal to $210,000. In addition, the Compensation Committee determined that our actual financial performance for 2010 exceeded our budgeted performance for 2010 by an amount that warranted awarding Mr. McCusker a cash bonus equal to the maximum amount of 150% of his base salary representing the EBITDA related portion of the cash bonus under the Annual Incentive Plan for 2010. As such, Mr. McCusker received a cash bonus of $840,000, which was paid in the first quarter of 2011.

Stock Ownership Guidelines for Named Executive Officers

Prior to January 2010 we did not set stock ownership guidelines for our Named Executive Officers or our non-employee directors. On January 8, 2010, the Compensation Committee established stock ownership guidelines for our Named Executive Officers and non-employee directors. We believe that promoting stock ownership aligns the interests of our executive officers with those of our stockholders and provides strong motivation to build stockholder value. We plan to periodically review the stock ownership guidelines. Under the stock ownership guidelines, our Chief Executive Officer is expected to own shares of our Common Stock with a value equal to three times his annual base salary and each of our other Named Executive Officers are expected to own shares of our Common Stock with a value equal to two times their respective annual base salaries. Our guidelines also provide that non-employee directors are expected to hold each grant of restricted stock awarded to them for at least two years before the disposition thereof.

Pursuant to the stock ownership guidelines, the following will count towards meeting the required holding level:

•	Shares held directly or indirectly;

•	Any restricted stock or stock units held under our Equity-Based Program (whether vested or unvested);

•	Shares owned jointly with or in trust for, their immediate family members residing in the same household;

•	Shares held through our Deferred Compensation Plan or Rabbi Trust Plan; and

•	Shares underlying vested but unexercised stock options.

Our Named Executive Officers and non-employee directors will be expected to achieve target levels over a period of five years and three years, respectively. Once the ownership requirement has been achieved, the executive officers and non-employee directors are free to sell shares of our Common Stock above the required holding level. In determining whether the executive or director meets the required holding level, the stock price to be used will be the higher of (1) the average market price per share of our Common Stock on the last trading day of each of the four completed quarters prior to the determination, or (2) the average closing price for the ten trading days prior to the determination. A subsequent drop in the market price per share of our Common Stock will not result in any violation of the policy. In the event a Named Executive Officer or non-employee director does not achieve his or her holding level set forth above or thereafter sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances.

Policy on Restitution

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

Limitations on Compensation Tax Deduction

Section 162(m) of the Code generally limits our federal income tax deduction for compensation paid in any year to our Chief Executive Officer and the three highest compensated officers to $1,000,000, to the extent that such compensation is not “performance based.” Under Treasury regulations, a stock option, in general, qualifies as “performance based” compensation if it (a) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (b) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (c) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option awarded to an officer referred to above is not “performance based”, the amount that would otherwise be deductible by us in respect of such stock option will be disallowed to the extent that the officer’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of shares of our Common Stock for which stock options may be granted to any person in any fiscal year and the maximum number of shares of our Common Stock subject to SARs granted to any person in any fiscal year is 800,000 under the 2006 Plan. The maximum number of shares subject to other awards granted to any person in any fiscal year is 800,000. The foregoing provisions are construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Code other than a stock option or SAR, are construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Code.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the components of our compensation program, risk inherent in the compensation program and factors to control or mitigate these risks. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks based on the following:

•	The compensation program is designed to provide an appropriately balanced mix of cash and equity;

•	The maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;

•	The Compensation Committee has downward discretion over incentive cash and equity-based compensation payouts; and

•	The compensation program is designed to appropriately balance fixed (base salary) and variable compensation (cash incentives and equity-based awards).

Furthermore, compensation decisions include subjective considerations, which restrain the influence of objective factors on excessive risk taking.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee of the Board operates under a written charter and is comprised entirely of directors meeting the independence requirements of Nasdaq listing requirements. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our Chief Executive Officer and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the Chief Executive Officer and other executive officers.

The Compensation Committee has reviewed and discussed with Providence’s management the preceding section in this proxy statement entitled “Executive Compensation —Compensation Discussion and Analysis.” Based on this review and these discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2011 Proxy Statement.

Compensation Committee

Richard Kerley (Chairperson)	Terence Cryan	Hunter Hurst, III	Kristi L. Meints

Richard Singleton

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2008, 2009 and 2010 to our Named Executive Officers, which group is comprised of (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) each of our three other most highly compensated executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2010:

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2)(4) ($)	Option Awards (3)(4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) (7) ($)	Total ($)
Fletcher Jay McCusker	2010	700,000	—	361,609	767,951	1,050,000	64,359	2,943,919
Chairman and Chief	2009	575,000	747,500	—	—	115,000	38,556	1,476,056
Executive Officer	2008	575,000	450,000	393,888	539,309	120,000	42,020	2,120,217

Craig A. Norris	2010	420,000	—	93,412	383,976	630,000	31,076	1,558,464
Chief Operating Officer	2009	350,000	472,500	—	—	52,500	19,900	894,900
	2008	350,000	400,000	196,463	218,848	57,500	20,953	1,243,764

Michael N. Deitch	2010	370,000	—	60,274	383,976	555,000	39,344	1,408,594
Chief Financial Officer	2009	300,000	405,000	—	—	45,000	28,273	778,273
	2008	300,000	375,000	179,812	187,585	50,000	26,063	1,118,460

Fred D. Furman	2010	370,000	—	60,274	383,976	555,000	68,697	1,437,947
Executive Vice President	2009	300,000	405,000	—	—	45,000	57,513	807,513
and General Counsel	2008	300,000	375,000	179,812	187,585	50,000	46,619	1,139,016

Herman Schwarz	2010	377,308	—	60,274	383,976	570,000	24,504	1,416,062
Chief Executive Officer of	2009	300,521	524,000	—	178,863	—	14,185	1,017,569
LogistiCare Solutions, LLC, our wholly-owned subsidiary

(1)	Includes amounts contributed to our 401(k) Plan.
(2)	This column shows the aggregate grant date fair value of the restricted stock awarded in 2010 in accordance with FASB ASC 718. Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules. No restricted stock awards were granted to the Named Executive Officers in 2009. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. The grant date fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2008 and 2010 (Note 17, Stock-Based Compensation Arrangements).
(3)	This column reflects the aggregate grant date fair value of options awarded in 2010 and 2009 in accordance with FASB ASC 718. Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. The grant date fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2008 and 2010 under the notes indicated above in note (2). With respect to assumptions used to determine the grant date fair value for the option granted in 2009 to Mr. Schwarz, see our Annual Report on Form 10-K for the year ended December 31, 2009 (Note 13, Stock-Based Compensation Arrangements).
(4)	A significant portion of equity-based compensation for 2010 was awarded to the Named Executive Officers based on our financial performance for 2009 and first quarter of 2010, measured in terms of EBITDA, return on equity and total stockholder return on an absolute basis as well as compared to the financial performance of the Peer Group.

(5)	The amounts in this column reflect cash incentive awards made to the Named Executive Officers under the Annual Incentive Plan for 2010, 2009 and 2008.
(6)	We provide the Named Executive Officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For Messrs. McCusker, Norris, Deitch, Furman and Schwarz, we also paid for the premiums of certain health and dental benefits for their families and additional disability and life insurance for each Named Executive Officer, which are not available to all salaried employees and are included in this column. For 2010, the amounts in this column include the following:

•

We paid health, dental, life and disability insurance premiums on behalf of Messrs. McCusker, Norris, Deitch, Furman and Schwarz in the following amounts, respectively: $22,277, $19,751, $22,892, $17,888 and $11,213.

•	Matching contributions by us under our retirement savings plan were made on behalf of Messrs. Norris, Deitch and Furman in the amount of $400 each and $3,291 for Mr. Schwarz.

•

We pay insurance premiums under two insurance plans that we provide for Mr. McCusker with aggregate coverage of up to $2.2 million. We paid $30,332 in aggregate premiums on these policies on behalf of Mr. McCusker in 2010. In addition, we pay insurance premiums under separate insurance plans we provide for Messrs. Deitch and Furman with coverage of up to $900,000 and $810,000, respectively. We paid premiums on these policies on behalf of Messrs. Deitch and Furman in the amounts of $1,631 and $8,371, respectively, in 2010.

•

We bear the cost of a wellness program established by the Compensation Committee to assist the Named Executive Officers in maintaining their health. We pay up to $10,000 per executive under this program which provides a comprehensive evaluation emphasizing all aspects of preventive care by physicians on an annual basis. All of the Named Executive Officers participated in this program during 2010.

(7)	In addition to amounts disclosed in note (6) above, this column also includes the incremental value of perquisites for the Named Executive Officers detailed in the following table.

	Year	Car Usage (a) ($)	Company Apartment (b) ($)	Travel (c) ($)	Other (d) ($)	Total ($)
Fletcher Jay McCusker	2010	—	—	—	1,750	1,750
Chairman and Chief
Executive Officer

Craig A. Norris	2010	—	—	—	925	925
Chief Operating Officer

Michael N. Deitch	2010	2,821	—	—	1,600	4,421
Chief Financial Officer

Fred D. Furman	2010	—	19,152	12,536	350	32,038
Executive Vice President and General Counsel

Herman Schwarz	2010	—	—	—	—	—
Chief Executive Officer of
LogistiCare Solutions, LLC, our wholly owned subsidiary

(a)	Includes a portion of the annual car lease and all fuel and maintenance costs attributable to personal use.
(b)	Mr. Furman resides and works outside of Arizona, but regularly commutes to our headquarters in Arizona. Included in All Other Compensation for Mr. Furman for the year ended December 31, 2010 were payments for expenses related to the cost to maintain an apartment for Mr. Furman when he works at our headquarters. We value this benefit based on the actual cost incurred to maintain an apartment for Mr. Furman in Arizona.
(c)	For the year ended December 31, 2010, we paid $12,536 related to transportation for Mr. Furman to commute to the corporate office. We value this benefit based on the actual cost incurred for Mr. Furman to commute from his primary state of residency to our corporate office.
(d)	Amounts in this column represent a per diem allowance of $50 per day to the Named Executive Officers while they are traveling for business purposes.

Grants of Plan Based Awards Table

The following Grants of Plan Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards granted to the Named Executive Officers during the year ended December 31, 2010. We do not have thresholds, targets or maximums with respect to our equity incentive plans and have therefore omitted the corresponding columns. The compensation plans under which the grants in the following table were made are described under the subheadings entitled “Determinations Made Regarding Executive Compensation for 2010 - Annual Incentive Cash Compensation” and “Determinations Made Regarding Executive Compensation for 2010 - Equity-Based Compensation” in the Compensation Discussion and Analysis section:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Fletcher Jay McCusker	(1) 5/20/10	140,000	700,000	1,050,000	— 20,842	— —	— —	— 361,609
	5/20/10				—	60,000	17.35	767,951

Craig A. Norris	(1) 5/20/10 5/20/10	63,000	315,000	630,000	— 5,384 —	— — 30,000	— — 17.35	— 93,412 383,976

Michael N. Deitch	(1) 5/20/10 5/20/10	55,500	277,500	555,000	— 3,474 —	— — 30,000	— — 17.35	— 60,274 383,976

Fred D. Furman	(1) 5/20/10 5/20/10	55,500	277,500	555,000	— 3,474 —	— — 30,000	— — 17.35	— 60,274 383,976

Herman Schwarz	(1) 5/20/10 5/20/10	57,000	285,000	570,000	— 3,474 —	— — 30,000	— — 17.35	— 60,274 383,976

(1)	Amounts represent the threshold (minimum amount payable if the individual performance criteria for the fiscal year is met), target (payment made if the individual performance and EBITDA criteria are met for the fiscal year) and maximum payouts (payment made if the individual performance criteria is met and the EBITDA criteria is exceeded for the fiscal year) under the Annual Incentive Plan for 2010. The actual amounts earned by the Named Executive Officers in 2010 under the Annual Incentive Plan are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	The number of shares shown in these columns represents equity-based awards made to the Named Executive Officers for 2010 under the Equity-Based Program. The grant date fair value of each of these awards was calculated in accordance with the provisions of FASB ASC 718.

Employment Agreements

On March 22, 2011, we entered into new employment agreements with each of the Named Executive Officers except for Mr. Schwarz. A discussion of the terms of the new employment agreements with Messrs. McCusker, Norris, Deitch and Furman is set forth in a Current Report on Form 8-K filed by the Company with the SEC on March 28, 2011. The new employment agreements are three year agreements with no automatic renewal. These employment agreements continue to provide for compensation for each executive officer, term life insurance, restrictive covenants and severance in the event of termination of employment under certain circumstances as well as a payment in the event of a change in control following the termination of the executive’s employment as more fully described in each of the Form 8-K filings noted above. All other provisions of the employment agreements remained substantially the same as those provided for in the previous agreements discussed below.

The following discussion and the discussion under the subheading below entitled “—Estimated Benefits Upon Termination or a Change in Control” describe certain terms of the employment agreements, as amended, with the Named Executive Officers that were effective as of December 31, 2010 and that expired on March 22, 2011 in the case of each of the Named Executive Officers except for Mr. Schwarz and the employment agreement dated November 6, 2007, as amended, with Mr. Schwarz (altogether referred to as the 2010 Employment Agreements).

Each of the 2010 Employment Agreements with our Named Executive Officers as of December 31, 2010 was for an initial term of three years except for the agreement with Mr. Schwarz which was for an initial term of two years. Each agreement would have automatically renewed for additional one year terms unless written notice of non-renewal was provided by either party at least six months prior to the end of the current term. Among other things, the Employment Agreements included provisions for compensation and benefits (including term life insurance maintained by Providence for their benefit) for each executive officer and restrictive covenants as well as severance in the event of termination of employment under certain circumstances and a payment in the event of a Change in Control (defined below). Details with respect to the severance and change in control provisions are set forth below under the subheading entitled “—Estimated Benefits Upon Termination or a Change in Control.”

The annual base salary paid to each Named Executive Officer was reviewed at least annually by the Board and the Compensation Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines then in effect, and may have been modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee. In addition to an annual base salary during the term of the 2010 Employment Agreements, each Named Executive Officer was eligible to participate in any bonus plans or incentive compensation programs, if any, as were in effect from time to time, at a level consistent with his or her position and with our then current policies and practices.

The 2010 Employment Agreements contained restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants would have been for a period that included the term of each of the 2010 Employment Agreements and any renewal periods, and for a period of 18 months (or 12 months in the case of Mr. Schwarz) after the 2010 Employment Agreement was terminated for any reason.

2010 Annual Incentive Plan

Under the Annual Incentive Plan, as part of the mix of our Named Executive Officers’ total targeted compensation for 2010, each of the Named Executive Officers was granted an opportunity to earn a portion of the incentive, or performance-based, cash bonus. Under the Annual Incentive Plan, the amount of the potential incentive cash bonus that may be earned by Mr. McCusker was targeted at 100% of his base salary. The amount of the potential incentive cash bonus that may be earned by each of Messrs. Norris, Deitch, Furman and Schwarz was targeted at 75% of his base salary. The maximum potential incentive cash bonus that may be earned by each of the Named Executive Officers was 150% of their base salaries. Under the Annual Incentive Plan, 20% of the incentive cash bonus was based on the executive’s achievement of individual performance-based objectives and 80% was based on our achievement of EBITDA targets established for such purpose at the beginning of the year. In addition, to the extent we exceeded these EBITDA targets, the participating Named Executive Officers may have earned up to a maximum of 150% of such EBITDA-related portion. On December 14, 2010, Messrs. McCusker, Norris, Deitch, Furman and Schwarz received a cash bonus of $210,000, $126,000, $111,000, $111,000 and $114,000, respectively, under the individual performance-based portion, or 20%, of the potential cash bonus under the Annual Incentive Plan for 2010. In addition, Messrs. McCusker, Norris, Deitch, Furman and Schwarz received a cash bonus of $840,000, $504,000, $444,000, $444,000 and $456,000, respectively, under the EBITDA related portion of the Annual Incentive Plan for 2010. Additional information with respect to our Annual Incentive Plan is set forth earlier in this Executive Compensation section under the heading entitled “Compensation Discussion and Analysis — Determinations Made Regarding Executive Compensation for 2010–Annual Incentive Cash Compensation.”

Equity Arrangements

2006 Long-Term Incentive Plan

Our 2006 Plan is intended to advance our interests and that of our stockholders by providing for the grant of stock-based and other incentive awards to enhance our ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to our success and any entity in which we own, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests and encourage such persons to take into account ours and our stockholders’ long-term interests through ownership of our Common Stock or securities with value tied to our Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

In April 2011, the Compensation Committee amended the 2006 Plan to implement a cash buyout prohibition related to outstanding awards that are options or SARs. Specifically, this amendment provides that the terms of outstanding awards may not be amended to cancel outstanding options or SARS in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

The Compensation Committee considers several factors to determine the timing, amount and type of awards to grant under our 2006 Plan including the achievement of financial performance measures established by the Board, base salaries and non-equity incentive compensation, and surveys of compensation data for comparable companies prepared by a consultant.

Under the 2006 Plan, the Compensation Committee has broad discretion to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

As of December 31, 2010, we had a total of 1,626,274 unissued shares of Common Stock under the 2006 Plan, including 982,091 shares reserved for issuance upon the exercise of outstanding options.

2010 Annual Equity-Based Program

Under the Equity-Based Program, as part of the mix of total targeted compensation that was set for our Named Executive Officers for 2010, each of the Named Executive Officers was entitled to receive equity-based awards under the 2006 Plan equal in value to approximately $1.1 million and $477,000 for Messrs. McCusker and Norris, respectively, and $444,000 for each of Messrs. Deitch, Furman and Schwarz, respectively.

Additional information with respect to our Equity-Based Program is set forth earlier in this Executive Compensation section under the heading entitled “Compensation Discussion and Analysis — Determinations Made Regarding Executive Compensation for 2010–Equity-Based Compensation.”

Outstanding Equity Awards at December 31, 2010

The following table reflects the equity awards granted by us to the Named Executive Officers that remain outstanding at December 31, 2010:

	Option Awards (1)
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date
Fletcher Jay McCusker
2/16/05	50,000	—	20.62	2/16/15
12/6/05	20,000	—	28.47	12/6/15
6/9/08	51,339	—	26.14	6/9/18
5/20/10	—	60,000	17.35	5/20/20

Craig A. Norris
2/16/05	5,000	—	20.62	2/16/15
12/6/05	20,000	—	28.47	12/6/15
6/9/08	20,833	—	26.14	6/9/18
5/20/10	—	30,000	17.35	5/20/20

Michael N. Deitch
2/16/05	25,000	—	20.62	2/16/15
12/6/05	20,000	—	28.47	12/6/15
6/9/08	17,857	—	26.14	6/9/18
5/20/10	—	30,000	17.35	5/20/20

Fred D. Furman
9/10/03	23,446	—	13.44	9/10/13
2/16/05	25,000	—	20.62	2/16/15
12/6/05	20,000	—	28.47	12/6/15
6/9/08	17,857	—	26.14	6/9/18
5/20/10	—	30,000	17.35	5/20/20

Herman Schwarz
6/9/08	12,723	—	26.14	6/9/18
5/15/09	6,666	13,334	11.72	5/15/19
5/20/10	—	30,000	17.35	5/20/20

(1)	On December 6, 2005 and again on December 30, 2008, the Board, upon recommendation of the Compensation Committee, approved the acceleration of the vesting dates of all outstanding unvested stock options and restricted stock previously awarded to eligible directors, employees and consultants, including stock options and restricted stock awards granted to the Named Executive Officers effective December 29, 2005 and December 30, 2008, respectively. All other terms of the stock options and restricted stock remained the same.
(2)	The options expire ten-years from the date of grant with an exercise price equal to the closing market price of our Common Stock on the date of grant. The options vest in three equal annual installments beginning one year from the date of grant.

Non-qualified Deferred Compensation

On August 13, 2007, the Board adopted the Deferred Compensation Plan for our eligible employees and independent contractors or a participating employer (as defined in the Deferred Compensation Plan). Under the Deferred Compensation Plan participants may defer all or a portion of their base salary, service bonus, performance-based compensation earned in a period of 12 months or more, commissions and, in the case of independent contractors, compensation reportable on Form 1099. The committee administering the Deferred Compensation Plan determines which investment alternatives are available under the Deferred Compensation Plan. Each participant’s account(s) is/are measured by reference to various investment alternatives available under the Deferred Compensation Plan from time to time as selected by the participant. A participant directs the committee as to which investment alternative he or she has selected to measure his or her deferred compensation account. Each account will be valued on each day securities are traded on a national stock exchange based upon the performance of the investment alternative(s) selected by the participant. Generally, a participant elects in the participation agreement whether to receive the vested balance of his or her deferred compensation account in a lump sum or installments. Installment payments will be made annually over up to either a two- or 15-year period as set forth in the plan. Distributions may be made upon separation from service, disability, death or a change in control. There may also be in-service distributions, education distributions, de minimis distributions and unforeseen events distributions as provided for in the Deferred Compensation Plan. Payment may be delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code, and the rulings and regulations thereunder. The Company may terminate the Deferred Compensation Plan at any time. The Deferred Compensation Plan is unfunded and benefits are paid from our general assets.

We also maintain a Rabbi Trust Plan for highly compensated employees of our NET Services operating segment. Under the Rabbi Trust Plan, participants may defer up to 10% of their base salary and all or a portion of their annual bonus. The amount of compensation to be deferred by each participant will be credited to the participant’s account and the value of the participant’s account will be determined in accordance with the Rabbi Trust Plan. The committee administering the Rabbi Trust Plan designates one or more investment alternative(s) solely as a method of calculating any earnings, gains, losses and other adjustments with respect to account balances credited to a participant’s account under the Rabbi Trust Plan. The account amount will be valued as of the close of business on the business day when the published or calculated value of the investment alternative(s) selected becomes effective generally, but not more frequently than once per business day. If the committee designates more than one investment alternative to measure the value of each account, a participant is required to select one or more investment alternatives to calculate the adjustments to be credited or debited to his or her account. Each participant’s account will be adjusted to reflect the investment performance of the selected investment alternative(s). No participant, beneficiary or heir shall have the right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under the Rabbi Trust Plan. Distributions are made upon certain distribution events, as set forth in the Rabbi Trust Plan, such as disability, death, retirement or termination of employment. Payment of distribution, other than in connection with death or termination of employment prior to retirement, will be made in cash in either a lump sum or annually up to 10 years as selected by the participant. If a participant does not make an election, the distribution will be payable annually over three years. In the event of death prior to retirement or termination of employment, with or without cause, the distribution will be made in one lump sum payment. A participant has the right to apply to the committee for a hardship distribution in the event the participant incurs an unforeseeable emergency. Payment may be delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code, and the rulings and regulations thereunder. The committee administering the Rabbi Trust Plan has the right to terminate the Plan. The Rabbi Trust Plan is unfunded and benefits are paid from our general assets under the Rabbi Trust Plan.

None of the Named Executive Officers have elected to participate in one of our deferred compensation plans.

Estimated Benefits Upon Termination or a Change in Control

General

The Employment Agreements provided for severance payments to each Named Executive Officer in the event of termination of employment under certain circumstances and a payment in the event of a Change in Control.

The receipt of the payments and benefits to the Named Executive Officers under the Employment Agreements were generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, the executives acknowledged that a breach of some or all of the covenants described therein would have entitled us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that would have triggered payments under the Employment Agreements noted below.

Severance Payments

Each Named Executive Officer under their respective 2010 Employment Agreement was eligible to receive a severance benefit equal to one and one half times the executive officer’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer either by us without Cause, or by the executive officer for Good Reason (each as defined below) except for Mr. Schwarz who was eligible to receive a severance benefit equal to 12 months of his base salary in effect at the time of termination.

Under the 2010 Employment Agreements, “Cause” was defined as:

•

Fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony; or

•	Gross negligence of the employee or willful misconduct by the employee that results, in either case, in material economic harm to us or our Affiliates; or

•

Breach of any provision by the employee of the 2010 Employment Agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates, if such breach continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the 2010 Employment Agreement for Cause; or

•	Conduct of the employee tending to bring us or our Affiliates into public disgrace; or

•

Neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the 2010 Employment Agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the 2010 Employment Agreement for Cause; or

•	Commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or

•	Employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.

Cause did not include a bona fide disagreement over a corporate policy, so long as the employee would have not willfully violated on a continuing basis specific written directions from the Board or any executive committee of the Board, which directions were consistent with the provisions of the 2010 Employment Agreement. Action or inaction by the employee was not considered “willful” unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in our or our Affiliates’ best interests, and did not include failure to act by reason of total or partial incapacity due to physical or mental illness.

Under the 2010 Employment Agreements, “Good Reason” was defined as:

•	The assignment to the employee by us of any duties inconsistent with the employee’s status with us or a substantial alteration in the nature or status of the employee’s responsibilities from those in effect on the effective date of the 2010 Employment Agreement, or a reduction in the employee’s titles or offices as in effect on the effective date of the 2010 Employment Agreement, except in connection with the termination of his employment for Cause or disability or as a result of the employee’s death, or by the employee other than for Good Reason, or our establishment of a new office to which the employee may be asked to report, or our hiring of a President or other officer which may result in the reassignment of some of the employee’s duties to someone in our employ below the level of the employee; or

•

A reduction by us in the employee’s base salary as in effect on the effective date of the 2010 Employment Agreement or as the same may be increased from time to time during the term of the Employment agreement; or

•	The relocation of the employee to one of our offices located more than ninety (90) miles from their designated office location; or

•

Any material breach by us of a material term or provision contained in the 2010 Employment Agreement, which breach is not cured within thirty (30) days following the receipt by the Board of written notice of such breach; or

•

We give the employee proper notice in accordance with the 2010 Employment Agreement that the 2010 Employment Agreement will not be extended or renewed for an additional one (1) year period from the end of the term of the 2010 Employment Agreement or from the end of any subsequent annual renewal date.

The table below includes a description and the amount of estimated payments and benefits that would have been provided by us (or our successor) to each of the Named Executive Officers under the 2010 Employment Agreements, assuming that such agreement had been in effect and the termination circumstance occurred on December 31, 2010:

	Reason for Termination of Employment
Named Officer and Nature of Payment	Voluntary by Executive $	Termination by Us without Cause or Termination by Executive for Good Reason $	Cause $	Death $	Disability $
Fletcher Jay McCusker:
Total cash payment	—	1,050,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	1,050,000	—	—	—

Michael N. Deitch:
Total cash payment	—	555,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	555,000	—	—	—

Fred D. Furman:
Total cash payment	—	555,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	555,000	—	—	—

	Reason for Termination of Employment
Named Officer and Nature of Payment	Voluntary by Executive $	Termination by Us without Cause or Termination by Executive for Good Reason $	Cause $	Death $	Disability $
Craig A. Norris:
Total cash payment	—	630,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	630,000	—	—	—

Herman Schwarz:
Total cash payment	—	380,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	380,000	—	—	—

(1)	Except for the equity-based awards granted to each Named Executive Officer in 2009 and 2010, all equity awards were vested at December 31, 2010.

Change in Control Payments

Certain payment provisions of the 2010 Employment Agreements also could have been triggered by a “Change in Control.” Under the 2010 Employment Agreements, a “Change in Control” was defined with reference to the definition of that term in our 2006 Plan and referred to an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 25% or more of our voting outstanding securities;

•

our stockholders approve certain (i) mergers or consolidations as more specifically described in the 2010 Employment Agreements, (ii) our complete liquidation or (iii) the sale or disposition of all or substantially all of our assets; or

•	a majority of our directors are replaced in certain circumstances during any period of two consecutive years.

In the event that the definition of Change in Control contravened Section 409A of the Code, such definition would have been automatically amended, to the maximum extent practicable, to maintain the original intent without violating Section 409A of the Code.

In the event of a Change in Control of our company, Mr. McCusker was entitled to receive a lump sum payment equal to $1.00 less than three times his average annual W-2 compensation from us for the most recent five taxable years ending before the effective date of a Change in Control. The 2010 Employment Agreements with each of Messrs. Norris, Deitch and Furman provided that the executive could have received a lump sum payment equal to two times the average of his annual W-2 compensation from us for the most recent five taxable years ending before the effective date of a Change in Control. Mr. Schwarz was entitled to receive one and one-half times his average annual W-2 compensation from us for the most recent five taxable years ending before the effective date of a Change in Control (or such portion of such period during which he performed personal services for us) but not in excess of the amount specified in Code Section 162(m)(1) (currently, $1,000,000) or any successor Code Section thereto. The lump sum payment would have been paid to the Named Executive Officer upon the closing of the transaction causing the Change in Control.

Upon a Change in Control all of the Named Executive Officers also would have been entitled to an accelerated vesting and payment of stock options and restricted stock awards granted to that Named Executive Officer. However, if the sum of any lump payments, the value of any accelerated vesting of stock options and restricted stock awards, and the value of any other benefits payable to the Named Executive Officer, would have constituted an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum payment or other benefit would have been reduced to the largest amount that would not result in receipt by the Named Executive Officer of a parachute payment.

The following table quantifies the estimated maximum amount of payments and benefits under the 2010 Employment Agreements and agreements relating to awards granted under our 2006 Plan to which the Named Executive Officers would have been entitled upon a Change in Control of our company that occurred on December 31, 2010.

Name	Change in Control Payment ($)	Value of Accelerated Vesting of Equity Awards ($)	Total Termination Benefits (1) ($)
Fletcher Jay McCusker	2,060,025	55,346	2,115,371
Michael N. Deitch	1,068,865	9,229	1,078,094
Fred D. Furman	1,460,964	9,229	1,470,193
Craig A. Norris	1,206,821	14,299	1,221,120
Herman Schwarz	1,000,000	15,221	1,015,221

(1)	No value has been assigned to any provisions of the 2010 Employment Agreements that remain in force following the Change in Control.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” above our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 25 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives. The following are key characteristics of our executive compensation programs.

•	Our compensation programs are substantially tied into our key business objectives and the success of our stockholders.

•	If value we deliver to our stockholders declines, so does the compensation we deliver to our executives.

•	We maintain the highest level of corporate governance over our executive pay programs.

•

We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

Our Compensation Committee has a long history of peer group based and performance based pay practices and evaluates numerous factors when setting compensation for our Named Executive Officers including:

•	Budget to actual EBITDA, earnings per share and return on equity performance;

•	Total shareholder return as compared to a peer group of companies;

•	Goals and objectives set for each executive officer at the beginning of the year;

•	Total base salary, cash compensation and long-term incentive compensation relative to a peer group of companies; and

•	Recommendations of an independent third party executive compensation consultant.

Performance based portions of our executive compensation for any given year are awarded primarily based on the respective prior year financial performance. Our annual incentive cash compensation and equity based compensation programs are designed to be performance-based incentives requiring achievement of the financial targets noted above and individual performance goals set by the Board. For example, the award of equity based compensation in 2010 was granted to our Named Executive Officers in recognition of our financial performance for 2009 and the first quarter of 2010 measured in terms of EBITDA, return on equity and total stockholder return on an absolute basis as well as compared to the financial performance of a peer group of companies. In addition, there were no base salary increases, incentive cash or equity based compensation awards (other than a discretionary award of an option to purchase 20,000 shares of our Common Stock granted to Mr. Schwarz in May 2009) granted to our Named Executive Officers in 2009 as our financial performance for 2008 declined due to the economic downturn.

Our executive compensation programs have played a significant role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company. Our executive team has successfully managed our company through the dramatic economic downturn. In 2009, our total stockholder return was a leading performer among the peer group of companies within our industry as well as among all Nasdaq traded stocks. Likewise our return on equity outperformed our peer group and exceeded the budget target set by the Board for 2009. Our company is again poised to continue its tradition of excellence and delivering performance results for our stockholders, our clients, and the communities in which we operate and to provide a diverse and engaged workforce.

Our Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As a result of its review process, the Compensation Committee made the following changes to our executive compensation practices beginning in 2011:

•

entered into a fixed-term contract with each of our Named Executive Officers, except for Mr. Schwarz whose existing employment agreement, as amended, expires in December 2011, that does not automatically renew and that provides for a double trigger change in control mechanism provided that certain payment provisions are not triggered upon a change of control of our company under the employment agreements unless the Named Executive Officer is subsequently terminated without cause or terminates for good reason;

•

implemented a policy that requires that at least half of the equity based compensation eligible to be awarded to the Named Executive Officers be performance based and measured with reference to our achievement of return on equity targets established by the Board; and

•

implemented an annual incentive cash compensation program based on our achievement of either a threshold, target or maximum level of EBITDA performance that includes the incentive cash compensation accrual.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company values the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends that you vote “FOR” the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek a non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included on pages 49 and 50 of this proxy statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every one, two or three years.

After careful consideration of this Proposal, the Board has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

A stockholder advisory vote on executive compensation is very important to us. Setting a one year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy. We understand that our stockholders may have different views as to what is the best approach for Providence, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one, two or three years or you may abstain from voting. The frequency that receives the highest number of votes cast will be determined to be the preferred frequency of the Company’s stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and Providence to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the non-binding advisory vote every one, two or three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

The Board unanimously recommends that you vote “FOR” the option of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 was the firm of KPMG. The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2011.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment, though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

AUDIT COMMITTEE

Audit Committee Report

The Audit Committee of the Board consists of Messrs. Cryan, Hurst, Kerley and Singleton and Ms. Meints. Ms. Meints is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.provcorp.com under “Investor Information”.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Providence’s internal control over financial reporting as of December 31, 2010, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with KPMG, the independent registered public accounting firm, its review and report on Providence’s control over financial reporting. Providence published these reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of Providence for the fiscal year ended December 31, 2010. Management represented to the Audit Committee that Providence’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by Statement on Auditing Standards 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from Providence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in Providence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 11, 2011.

The Audit Committee

Kristi L. Meints (Chairperson)	Terence J. Cryan	Hunter Hurst, III	Richard Kerley

Richard Singleton

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees of Independent Registered Public Accounting Firm

Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2010 and 2009 in each of the following categories were:

	Fiscal Year Ended December 31,
	2010	2009
Audit fees	$1,115,848	$1,289,240
Audit related fees	$—	$—
Tax fees	$9,091	$26,178
All other fees	$—	$—

Total	$1,124,939	$1,315,418

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), the audit of the Company’s internal control over financial reporting, and other procedures normally required by the independent auditor in order to be able to form an opinion on the Company’s consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed by KPMG in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit Related Fees. No audit related fees were incurred during the periods presented.

Tax Fees. Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance and tax consulting in 2010 and 2009.

All Other Fees. No other fees were incurred during the periods presented.

The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal years 2010 and 2009.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within the Rule 14a-8 process for consideration at the Company’s Annual Meeting to be held in 2012 (the “2012 Annual Meeting”) will be December 22, 2011.

Pursuant to the amended and restated bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2012 Annual Meeting of stockholders, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 64 East Broadway Blvd., Tucson, Arizona 85701, no earlier than the close of business on January 18, 2012, and not later than the close of business on March 19, 2012. Stockholders are also advised to review the Company’s amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

As to all such matters which the Company does not have notice on or prior to March 19, 2012, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2012 Annual Meeting to vote on such proposal.

OTHER MATTERS

On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Company’s 2010 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC. The 2010 Annual Report to Stockholders is not a part of the proxy solicitation materials.

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at http://www.sec.gov. Stockholders may also request additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, except for exhibits to the report, without charge, by submitting a written request to the Company’s Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Company has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company’s annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Company’s proxy statement and annual report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701 or by calling (520) 747-6600. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

On behalf of the Board of Directors

Fletcher Jay McCusker
Chairman of the Board and Chief Executive Officer

April 20, 2011

Tucson, Arizona

APPENDIX A

THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the 2006 Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The 2006 Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain Employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and its Affiliates and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the 2006 Plan, to interpret the 2006 Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2006 Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the 2006 Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE 2006 PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be issued under the 2006 Plan shall not exceed, in the aggregate, 2,900,000 shares of which all shares may be issued under the 2006 Plan pursuant to ISOs. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2)(B) of this 2006 Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the 2006 Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the 2006 Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the 2006 Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the 2006 Plan.

(b) Type of Shares. Stock delivered by the Company under the 2006 Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the 2006 Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the 2006 Plan. Notwithstanding any provision of this 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of 2006 Plan. No Awards may be made after May 25, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides), other non-transferable Awards requiring exercise may be exercised only by the Participant.

(4) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(5) Rights Limited. Nothing in the 2006 Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the 2006 Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(6) Section 162(m). This Section 6(a)(6) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(6) applies, the 2006 Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(6) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(7) Section 409A of the Code.

(i) Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(ii) If any provision of the 2006 Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the 2006 Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the 2006 Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(iii) Notwithstanding any provisions of this 2006 Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the 2006 Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iv) Notwithstanding any provisions of this 2006 Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this 2006 Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(b) Stock Options and SARs

(1) Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option (fifth anniversary in the case of an ISO granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.

(2) Vesting. The Administrator shall fix the term during which each Stock Option or SAR may be exercised, but no Stock Option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, one-third of each Award of Director Stock Option or Stock Option or SAR shall become exercisable upon one-year from the date of grant with the remaining portion of the Award becoming exercisable in equal installments commencing on the second and third one-year anniversaries of the date of grant.

Notwithstanding any other provision of the 2006 Plan, the Committee may determine with respect to an Award that the date on which any outstanding Stock Option or SAR or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Administrator in accordance with such terms and subject to such conditions, if any, as the Administrator shall specify.

(3) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(4) Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other events described in Section 7(d)(1) and (2)), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(5) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Restricted Stock and Other Awards Not Requiring Exercise

(1) Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.

(2) Vesting. Restricted Stock shall be granted subject to such restrictions on the full enjoyment of the shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. The Administrator shall fix the term during which each Award of Restricted Stock vests. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, each Award of Restricted Stock that vests over time shall vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each Award of Restricted Stock that vests based on the satisfaction of certain performance criteria established by the Administrator shall begin vesting after the first anniversary of the date of grant.

7. EVENTS AFFECTING OUTSTANDING AWARDS

(a) Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the 2006 Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:

(1) Disability or Death. If the termination of Employment is by reason of Disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, or in an Award Agreement, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.

(2) Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

(b) Change in Control. In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the 2006 Plan.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(4) Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

(c) Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(d) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the 2006 Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.

(3) Continuing Application of 2006 Plan Terms. References in the 2006 Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the 2006 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the 2006 Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. The Administrator may not, without stockholder approval, (i) materially increase the number of securities which may be issued under the 2006 Plan or (ii) materially modify the requirements for participation under the 2006 Plan.

9. OTHER COMPENSATION ARRANGEMENTS

The existence of the 2006 Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the 2006 Plan.

10. WAIVER OF JURY TRIAL

By accepting an Award under the 2006 Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the 2006 Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the 2006 Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

11. MISCELLANEOUS

(a) No Shareholder Rights. Except as otherwise provided here, the holder of a 2006 Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Stock are issued upon exercise or payment in respect of such award.

(b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Award Agreements. All Stock Options, SARs, Restricted Shares and Awards granted under the 2006 Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the 2006 Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.

(d) Securities Restrictions. No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the

Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f) No Employment Right. No employee or director of the Company, nor any Affiliate of the Company, shall have any claim or right to be granted an Award under this 2006 Plan. Neither this 2006 Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or Affiliate thereof or any director any right to continue as a director of the Company or Affiliate. All Company and Affiliate employees who have or may receive Awards under this 2006 Plan are employed, except to the extent provided by law, at the will of the Company or such Affiliate and in accord with all statutory provisions.

(g) Stock to be Used. Distributions of shares of Stock upon exercise, in payment or in respect of Awards made under this 2006 Plan may be made either from shares of authorized but unissued Stock reserved for such purpose by the Board or from shares of authorized and issued Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Stock shall be subject to currency or other restrictions imposed by any government.

(h) Expenses of the 2006 Plan. The costs and expenses of administering this 2006 Plan shall be borne by the Company and not charged to any Award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of participating subsidiaries, including administrative costs and expenses related thereto, to the respective participating subsidiaries by which such persons are employed.

(i) 2006 Plan Unfunded. This 2006 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this 2006 Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(j) Governing Law. This 2006 Plan shall be governed by the laws of the State of Delaware and shall be construed for all purposes in accordance with the laws of said State except as may be required by NASDAQ or other applicable exchange requirement or by applicable federal law.

12. AMENDMENTS

Approval Date	Section Amended	Nature of Amendment
May 21, 2008	Section 4. (a)	Increased authorized shares under Section 4(a) from 800,000 to 1,800,000

April 19, 2010	Exhibit A Definitions – “Change in Control”	With respect to awards granted subsequent to April 19, 2010, clause (B) has been amended to require that the Company “consummate” rather than “approve” a merger or consolidation

April 19, 2010	Section 6. (b)(4)	Implement a repricing prohibition related to outstanding Options and SARs.

May 20, 2010	Section 4. (a)	Increased authorized shares under Section 4(a) from 1,800,000 to 2,900,000

April 12, 2011	Section 6. (b)(4)	Implement a cash buyout prohibition related to outstanding Options and SARs.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Providence Service Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

“Board”: The Board of Directors of the Company.

“Change in Control”: An event or events, in which:

(A) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B1) With respect to awards granted under the 2006 Plan prior to April 19, 2010, the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(B2) With respect to awards granted under the 2006 Plan subsequent to April 19, 2010, the Company consummates a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) during any period of two consecutive years (not including any period prior to the execution of the 2006 Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Providence Service Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability” shall mean permanent and total disability of an employee or director participating in the 2006 Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the 2006 Plan unless such condition also constitutes a disability as defined under Section 409A.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the 2006 Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the 2006 Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement” shall mean:

(a) in the case of an employee Participant, separating from service with the Company or an affiliate, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s pension plan or under another pension plan sponsored or otherwise maintained by the Company or an affiliate for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — THE PROVIDENCE SERVICE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE PROVIDENCE SERVICE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011

The stockholder(s) hereby appoint(s) Michael N. Deitch and Ann Mullen, or either of them, as proxies, each with the power to appoint his/her undersigned substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of The Providence Service Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 17, 2011 (the “Annual Meeting”), at the Arizona Inn, 2200 East Elm Street, Tucson, Arizona 85719, and at any adjournment, postponement or rescheduling thereof.

The undersigned hereby acknowledges receipt of the Company’s 2010 Annual Report to Stockholders, Notice of the Company’s 2011 Annual Meeting of Stockholders and the Proxy Statement.

This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for the election of the nominee listed in Proposal 1, for Proposals 2, 3 and 5 and for a one year frequency in Proposal 4. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in accordance with their best judgment, subject to the conditions described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT AND THIS PROXY CARD IS VALID ONLY WHEN SIGNED. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

YOUR VOTE IS IMPORTANT CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Providence Service Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 16, 2011.

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/PRSC

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE PROVIDENCE SERVICE CORPORATION BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” A ONE YEAR FREQUENCY IN PROPOSAL 4 AND “FOR” PROPOSAL 5.

1. Election of Director

Nominee: For Withhold

01 — Warren S. Rustand

For Against Abstain For Against Abstain

2. To reapprove the existing performance criteria under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended.

3 A non-binding advisory vote on executive compensation.

1 Yr 2 Yrs 3 Yrs Abstain For Against Abstain

4. A non-binding advisory vote on the frequency of holding a non-binding advisory vote on executive compensation.

5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

6. To transact such other business as may properly come before the Annual Meeting or any of its adjournments, postponements or reschedulings.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Name and Title of Representative (if applicable) NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X